Filed Pursuant to Rule 424(b)(2)
Registration No. 333-257218

Prospectus Supplement to Prospectus dated June 21, 2021

$400,000,000

7.25% Senior Notes due 2028

Popular, Inc. is offering $400,000,000 in aggregate principal amount of its 7.25% Senior Notes due 2028 (the “notes”). The notes will mature on March 13, 2028. Interest on the notes is payable on March 13 and September 13 of each year, beginning on September 13, 2023. Popular, Inc. may redeem the notes, in whole or in part, at any time or from time to time prior to their maturity at a price set forth under “Description of the Notes — Optional Redemption” in this prospectus supplement.

The notes will be unsecured and will rank equally and ratably with all of Popular, Inc.’s other unsecured senior indebtedness. The notes will not be guaranteed by any of Popular, Inc.’s subsidiaries.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement and “Part I. Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2022 for a discussion of risks that you should consider in connection with an investment in the notes.

The notes will not be listed on any securities exchange. Currently, there is no public market for the notes.

The notes are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

None of the Securities and Exchange Commission, any state or Commonwealth of Puerto Rico securities commission, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per note(1)	Total
Price to investors	99.637%	$398,548,000
Underwriting discount	1.000%	$4,000,000
Proceeds, before expenses, to Popular, Inc.	98.637%	$394,548,000

(1)	Plus accrued interest, if any, from March 13, 2023, if settlement occurs after that date.

The underwriters expect to deliver the notes through the facilities of The Depository Trust Company and its participants Clearstream Banking S.A. and Euroclear Bank SA/NV on or about March 13, 2023.

Joint Bookrunners

BofA Securities	Goldman Sachs & Co. LLC	Morgan Stanley
Senior Co-Manager
Popular Securities Co-Managers

Barclays	Deutsche Bank Securities	Hovde Group, LLC	Keefe, Bruyette & Woods A Stifel Company

Piper Sandler	PNC Capital Markets LLC	RBC Capital Markets	UBS Investment Bank

Prospectus Supplement dated March 8, 2023

Prospectus Supplement

Prospectus

We have not authorized anyone to provide you with any information or to make any representation other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus issued by us. We take no responsibility for, and can

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provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference or any related free writing prospectus issued by us is accurate as of any date other than the respective dates thereof. Our business, financial condition, liquidity, results of operations or prospects may have changed since those dates. We are not making an offer of these securities in any jurisdiction where such offer is not permitted.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering.

If the description of this offering or the notes varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in or incorporated by reference into this prospectus supplement. You should also read and consider the additional information under the captions “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus supplement.

In this prospectus supplement, unless otherwise stated or the context otherwise requires, “Company,” “Popular,” “we,” “us” and “our” refer to Popular, Inc. and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). Our SEC filings are available to the public on the SEC’s website at http://www.sec.gov and on our website at https://investor.popular.com/eng/investor-relations/default.aspx.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents:

•	Our Annual Report on Form 10-K for the year ended December 31, 2022 (the “Form 10-K”);

•

Our definitive Proxy Statement on Schedule 14A for the 2022 Annual Meeting of Shareholders (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2021); and

•	Our Current Report on Form 8-K filed on February 28, 2023.

All documents that we file subsequent to the date of this prospectus supplement and prior to the termination of this offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be deemed to be incorporated by reference into this prospectus supplement and to be part hereof from the date of filing of such documents. Information in documents that is deemed, in accordance with SEC rules, to be furnished and not filed shall not be deemed to be incorporated by reference into this prospectus supplement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to us at the following address: Corporate Legal Division, Popular, Inc., P.O. Box 362708, San Juan, Puerto Rico 00936-2708. Telephone requests may also be

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directed to: (787) 765-9800. You may also access this information at our website at http://www.popular.com. No information on our website is deemed to be part of or incorporated by reference in this prospectus supplement or the accompanying prospectus.

Notice to Prospective Investors in the European Economic Area

This prospectus supplement and the accompanying prospectus is not a prospectus for the purposes of Regulation (EU) 2017/1129 (the “Prospectus Regulation”). This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“EEA Qualified Investors”). Accordingly any person making or intending to make an offer in that Member State of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related document may only do so with respect to EEA Qualified Investors. Neither Popular, Inc. nor the underwriters have authorized, nor do they authorize, the making of any offer of notes other than to EEA Qualified Investors.

Prohibition of sales to EEA retail investors

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and the accompanying prospectus is not a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom (“UK”) by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020 (the “EUWA”) (the “UK Prospectus Regulation”). This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in the United Kingdom will only be made to a legal entity which is a qualified investor under the UK Prospectus Regulation (“UK Qualified Investors”). Accordingly any person making or intending to make an offer in the United Kingdom of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related document may only do so with respect to UK Qualified Investors. Neither Popular, Inc. nor the underwriters have authorized, nor do they authorize, the making of any offer of notes other than to UK Qualified Investors.

Prohibition of sales to UK retail investors

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of

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domestic law by virtue of the EUWA. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

The communication of this prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the UK. This document and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order or (iii) are outside the United Kingdom (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying prospectus and any other document or materials relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement and the accompanying prospectus or any of their contents.

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FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including, without limitation, statements about Popular, Inc.’s business, financial condition, cash flows, results of operations, plans, objectives and future performance. These statements are not guarantees of future performance, are based on management’s current expectations and, by their nature, involve risks, uncertainties, estimates and assumptions. Potential factors, some of which are beyond the Company’s control, could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. Risks and uncertainties include, without limitation, the effect of competitive and economic factors, and our reaction to those factors, the adequacy of the allowance for loan losses, delinquency trends, market risk and the impact of interest rate changes, capital markets conditions, capital adequacy and liquidity, and the effect of legal and regulatory proceedings and new accounting standards on the Company’s financial condition, cash flows and results of operations. All statements contained herein that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “continues,” “expect,” “estimate,” “intend,” “project” and similar expressions and future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions are generally intended to identify forward-looking statements.

Various factors, some of which are beyond Popular’s control, could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. Factors that might cause such a difference include, but are not limited to:

•

the rate of growth or decline in the economy and employment levels, as well as general business and economic conditions in the geographic areas we serve and, in particular, in the Commonwealth of Puerto Rico, where a significant portion of our business is concentrated;

•

adverse economic conditions, including high levels of and ongoing increases in inflation rates, that adversely affect housing prices, the job market, consumer confidence and spending habits which may affect in turn, among other things, our level of non-performing assets, charge-offs and provision expense;

•

changes in interest rates and market liquidity, which may reduce interest margins, impact funding sources, reduce loan originations, affect our ability to originate and distribute financial products in the primary and secondary markets and impact the value of our investment portfolio and our ability to return capital to our shareholders;

•

the impact of the current fiscal and economic challenges of Puerto Rico and the measures taken and to be taken by the Puerto Rico government and the federally-appointed oversight board on the economy, our customers and our business;

•

the impact of the pending debt restructuring proceedings under Title III of the Puerto Rico Oversight, Management and Economic Stability Act and of other actions taken or to be taken to address Puerto Rico’s fiscal challenges on the value of our portfolio of Puerto Rico government securities and loans to governmental entities and of our commercial, mortgage and consumer loan portfolios where private borrowers could be directly affected by governmental action;

•

the amount of Puerto Rico public sector deposits held at the Company, whose future balances are uncertain and difficult to predict and may be impacted by factors such as the amount of Federal funds received by the Puerto Rico government in connection with the COVID-19 pandemic and hurricane recovery assistance and the rate of expenditure of such funds, as well as the financial condition, liquidity and cash management practices of the Puerto Rico government and its instrumentalities;

•

unforeseen or catastrophic events, including extreme weather events, including hurricanes, other natural disasters, man-made disasters, acts of violence or war or pandemics, epidemics and other health-related crises, including any resurgence of COVID-19, or the fear of any such event occurring, any of which could cause adverse consequences for our business, including, but not limited to, disruptions in our operations;

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•	our ability to achieve the expected benefits from our transformation initiative, including our ability to achieve our targeted sustainable return on tangible common equity of 14% by the end of 2025;

•

risks related to Popular’s acquisition of certain information technology and related assets formerly used by Evertec, Inc. to service certain of Banco Popular de Puerto Rico’s (“BPPR”) key channels, as well as the entry into amended and restated commercial agreements (the “Evertec Business Acquisition Transaction”), including Popular’s ability to successfully transition and integrate the assets acquired as part of the Evertec Business Acquisition Transaction, as well as related operations, employees and third party contractors; unexpected costs, including, without limitation, costs due to exposure to any unrecorded liabilities or issues not identified during due diligence investigation of the Evertec Business Acquisition Transaction or that are not subject to indemnification or reimbursement by Evertec, Inc.; and business and other risks arising from the extension of Popular’s current commercial agreements with Evertec, Inc.;

•	the fiscal and monetary policies of the federal government and its agencies;

•	changes in federal bank regulatory and supervisory policies, including required levels of capital and the impact of proposed capital standards on our capital ratios;

•	additional Federal Deposit Insurance Corporation assessments;

•	regulatory approvals that may be necessary to undertake certain actions or consummate strategic transactions, such as acquisitions and dispositions;

•	the relative strength or weakness of the consumer and commercial credit sectors and of the real estate markets in Puerto Rico and the other markets in which our borrowers are located;

•	the performance of the stock and bond markets;

•	competition in the financial services industry;

•	possible legislative, tax or regulatory changes;

•

a failure in or breach of our operational or security systems or infrastructure or those of Evertec, Inc., our provider of core financial transaction processing and information technology services, or of third parties providing services to us, including as a result of cyberattacks, e-fraud, denial-of-services and computer intrusion, that might result in, among other things, loss or breach of customer data, disruption of services, reputational damage or additional costs to Popular;

•	changes in market rates and prices which may adversely impact the value of financial assets and liabilities;

•

potential judgments, claims, damages, penalties, fines, enforcement actions and reputational damage resulting from pending or future litigation and regulatory or government investigations or actions, including as a result of our participation in and execution of government programs related to the COVID-19 pandemic;

•	changes in accounting standards, rules and interpretations;

•	our ability to grow our core businesses;

•	decisions to downsize, sell or close branches or business units or otherwise change our business mix; and

•	management’s ability to identify and manage these and other risks.

Moreover, the outcome of legal and regulatory proceedings, as discussed in “Part I, Item 3. Legal Proceedings” of the Form 10-K, is inherently uncertain and depends on judicial interpretations of law and the findings of regulators, judges and/or juries. Investors should refer to the “Risk Factors” in the Form 10-K for a discussion of such factors and certain risks and uncertainties to which the Company is subject.

All forward-looking statements included in this prospectus supplement are based upon information available to Popular as of the date of this prospectus supplement, and other than as required by law, including the requirements of applicable securities laws, we assume no obligation to update or revise any such forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

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SUMMARY

The following summary highlights selected information about us and the offering. It may not contain all of the information that is important to you and is qualified in its entirety by the more detailed information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. Before making an investment decision, you should carefully consider the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus, including the information set forth under the heading “Risk Factors” on page S-5 of this prospectus supplement and in the Form 10-K as well as our consolidated financial statements and the notes to those statements.

The Company

Popular is a diversified, publicly-owned financial holding company, registered under the Bank Holding Company Act of 1956, as amended (the “BHC Act”), and subject to supervision and regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”). Headquartered in San Juan, Puerto Rico, Popular offers financial services in Puerto Rico, the mainland United States (the “U.S.”) and the U.S. and British Virgin Islands. Popular was incorporated in 1984 under the laws of the Commonwealth of Puerto Rico and is the largest financial institution based in Puerto Rico, with consolidated assets of $67.6 billion, total deposits of $61.2 billion and stockholders’ equity of $4.1 billion at December 31, 2022. Popular also owns, as of December 31, 2022, a 15.84% interest in Centro Financiero BHD León, S.A., a diversified financial services institution operating in the Dominican Republic. At December 31, 2022, Popular ranked among the top 50 U.S. bank holding companies by assets.

In Puerto Rico, the Company provides retail, mortgage, and commercial banking services through its principal banking subsidiary, BPPR, as well as investment banking, broker-dealer, auto and equipment leasing and financing, and insurance services through specialized subsidiaries. In the U.S. mainland, the Company provides retail, mortgage, equipment leasing and financing, and commercial banking services through its New York-chartered banking subsidiary, Popular Bank (“PB”), which has branches located in New York, New Jersey and Florida.

Popular is a holding company and services its obligations, including the notes sold in this offering, primarily with dividends and advances that it receives from subsidiaries and from dividends received from certain of its equity method investments. Popular’s subsidiaries that operate in the banking business, BPPR and PB, are limited by law in their ability to make dividend payments and other distributions to Popular based on their earnings and capital positions. In addition, based on its current financial condition, PB is required to obtain approval from the Federal Reserve Board and the New York State Department of Financial Services (“NYSDF”) prior to declaring or paying dividends to Popular. Furthermore, Popular’s subsidiaries can only pay dividends if they are in compliance with the applicable regulatory requirements imposed on them by federal and state bank regulatory authorities and regulators. Popular’s subsidiaries may be party to credit agreements that also may restrict their ability to pay dividends. The notes will not be guaranteed by our subsidiaries and will be structurally subordinated to the existing and future indebtedness of our subsidiaries.

Under the regulations of the Federal Reserve Board, a bank holding company is expected to act as a source of financial and managerial strength for its subsidiary banks. As a result of this regulatory policy, the Federal Reserve Board might require Popular to commit resources to its subsidiary banks when doing so is not otherwise in the interests of Popular or its shareholders or creditors.

Popular’s principal executive offices are located at 209 Muñoz Rivera Avenue, Hato Rey, Puerto Rico 00918, and our telephone number is (787) 765-9800.

The Offering

The following summary of the offering contains basic information about the offering and the notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the notes, you should read the section of this prospectus supplement entitled “Description of the Notes” and the section of the accompanying prospectus entitled “Description of Debt Securities We May Offer.” For purposes of this section entitled “— The Offering,” references to “we”and “our” refer only to Popular, Inc. and not to its subsidiaries.

Issuer	Popular, Inc.

Securities offered	$400,000,000 in aggregate principal amount of 7.25% Senior Notes due 2028.

Issue date	March 13, 2023

Issue price	99.637%

Stated maturity date	March 13, 2028

Interest rate	7.25% per annum

Interest payment dates	March 13 and September 13 of each year, beginning on September 13, 2023

No guarantees	The notes are not guaranteed by any of our subsidiaries.

Security and ranking	The notes will be unsecured and will rank equally and ratably with the existing and future unsecured senior indebtedness of Popular, Inc. The notes will be effectively subordinated to Popular, Inc.’s existing and future secured indebtedness, to the extent of the value of the collateral securing such indebtedness, and will be structurally subordinated to the existing and future indebtedness and other liabilities and preferred equity of Popular, Inc.’s subsidiaries.

As of December 31, 2022:

•	Popular, Inc. and its subsidiaries on a consolidated basis had approximately $63.5 billion of indebtedness and other liabilities (including deposits) outstanding;

•	Popular, Inc. had approximately $517 million of indebtedness and other liabilities outstanding; and

•	Subsidiaries of Popular, Inc. had approximately $63.0 billion of indebtedness and other liabilities (including deposits) outstanding and no preferred equity outstanding.

The indenture under which the notes will be issued does not limit the amount of additional indebtedness we may incur.

Optional redemption	We may redeem the notes, in whole or in part, at any time or from time to time as described under “Description of the Notes — Optional Redemption” in this prospectus supplement.

Covenant	The indenture under which the notes will be issued contains a limitation on the sale or issuance of voting shares of BPPR. This covenant is subject to important qualifications and limitations.

Sinking fund	None.

Form and denominations	The notes will be issued in the form of one or more fully registered global securities, without coupons, in denominations of $2,000 in principal amount and integral multiples of $1,000 in excess thereof. These global securities will be deposited with or on behalf of The Depository Trust Company (“DTC”) and registered in the name of a nominee of DTC. Except in the limited circumstances described in the accompanying prospectus under “Description of Debt Securities We May Offer — Special Considerations for Global Debt Securities — Special Situations When a Global Debt Security Will Be Terminated,” notes in non-global form will not be issued or exchanged for interests in global securities.

Listing	The notes are a new issue of securities with no established trading market. We do not intend to list the notes for trading on any securities exchange or quotation system.

Future issuances	The notes will initially be limited to an aggregate principal amount of $400,000,000. We may from time to time, without notice to or consent of holders, increase the aggregate principal amount of the notes outstanding by issuing additional notes in the future with the same terms as the notes, except for the issue date and offering price and, if applicable, the initial interest payment date and the initial interest accrual date (provided that such additional notes shall be fungible with the notes for United States federal income tax purposes), and such additional notes shall form a single series with the notes.

Use of proceeds	The net proceeds to us from the sale of notes will be approximately $393.0 million (after deducting estimated underwriting discounts and estimated offering expenses). We intend to use the net proceeds of this offering and, if necessary, available cash to redeem or repay $300 million aggregate principal amount of our outstanding 6.125% Senior Notes due 2023. Any remaining proceeds will be used for general corporate purposes. See “Use of Proceeds.”

Governing law	The notes and the indenture pursuant to which we will issue the notes will be governed by the laws of the State of New York.

Trustee	The Bank of New York Mellon

Risk factors	See “Risk Factors” beginning on page S-5 of this prospectus supplement and in “Part I. Item 1A. Risk Factors” of the Form 10-K for a discussion of factors you should carefully consider before deciding to invest in the notes.

Conflict of interest	Popular Securities, LLC, a wholly owned subsidiary of Popular, Inc. and a broker-dealer registered with the Financial Industry Regulatory Authority (“FINRA”), will participate in the distribution of notes in connection with this offering. The distribution arrangements for this offering comply with the requirements of FINRA Rule 5121, regarding a FINRA member firm’s participation in the distribution of securities of an affiliate. In accordance with that rule, no FINRA member firm that has a “conflict of interest,” as defined therein, may make sales in this offering to any discretionary account without the prior approval of the customer.

RISK FACTORS

An investment in the notes involves certain risks. You should carefully consider the risks described below as well as the risk factors described in the Form 10-K, and all of the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition, liquidity or results of operations.

The notes are not insured or guaranteed by the Federal Deposit Insurance Corporation.

The notes are not a savings account, deposit or other obligation of any of our bank or nonbank subsidiaries. The notes are not insured by the FDIC or any other governmental agency or instrumentality or public or private insurer.

Our access to funds from our subsidiaries may become limited, thereby restricting our ability to make payments on our obligations, including the notes.

We are a bank holding company and depend primarily on dividends from our banking and other operating subsidiaries to fund our cash needs. These obligations and needs include capitalizing subsidiaries, repaying maturing indebtedness and paying debt service on outstanding debt. Our banking subsidiaries, BPPR and PB, are limited by law in their ability to make dividend payments and other distributions to us based on their earnings and capital position. In addition, based on its current financial condition, PB may not declare or pay a dividend to us without the prior approval of the Federal Reserve Board and the NYSDF. A failure by our banking subsidiaries to generate sufficient cash flow to make dividend payments to us may have a negative impact on our results of operations, liquidity and financial condition and consequently our ability to service our debt obligations, such as the notes. Also, a failure by the bank holding company to access sufficient liquidity resources to meet all projected cash needs in the ordinary course of business may have a detrimental impact on our financial condition and ability to compete in the market.

The notes will be junior to all of our secured indebtedness and structurally subordinated to all of our subsidiaries’ indebtedness.

The notes will be effectively subordinated to any of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. In the event that we are declared bankrupt, become insolvent or are liquidated or reorganized, any indebtedness that ranks ahead of the notes will be entitled to be paid in full from our assets before any payment may be made with respect to the notes. Holders of the notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same ranking as the notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we may not have sufficient assets to pay amounts due on the notes. As a result, if holders of the notes receive any payments, they may receive less, ratably, than holders of secured indebtedness. As of December 31, 2022, Popular, Inc. had no outstanding secured indebtedness.

In addition, because the notes will not be guaranteed by any of our subsidiaries, the notes will be structurally subordinated to the existing and future indebtedness and other liabilities and preferred equity of our subsidiaries, including the indebtedness and other liabilities of Popular, Inc. that are guaranteed by subsidiaries. In any liquidation, dissolution, bankruptcy or other similar proceeding involving one of our subsidiaries, any right we or any holders of the notes have to participate in the assets of the subsidiary will effectively be subordinated to the claims of creditors and preferred equity holders of the subsidiary, and following payment by the subsidiary of its liabilities, the subsidiary may not have sufficient assets remaining to make payments to us as a stockholder or otherwise. As of December 31, 2022, our subsidiaries had, in the aggregate, outstanding indebtedness and other liabilities, including deposits, of approximately $63.0 billion, and no preferred equity outstanding. As of that date, Popular, Inc. had no outstanding indebtedness or other liabilities guaranteed by subsidiaries.

Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the notes.

The notes are a new issue of securities for which there is no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for quotation of the notes on any automated dealer quotation system. The underwriters have advised us that they intend to make a market in the notes, as permitted by applicable laws and regulations; however, the underwriters are not obligated to make a market in the notes and they may discontinue their market-making activities at any time without notice. Therefore, an active market for the notes may not develop or, if developed, may not continue. The liquidity of any market for the notes will depend upon, among other things, the number of holders of the notes, our performance and prospects, the market for similar securities, the interest of securities dealers in making a market in the notes, the overall condition of financial markets and other factors. If a market develops, the notes could trade at prices that may be lower than the initial offering price of the notes. Historically, the market for non-investment grade debt securities has been subject to disruptions that have caused substantial price volatility. The market, if any, for the notes may not be free from similar disruptions and any such disruptions may adversely affect the prices at which you may sell your notes. The condition of the financial markets and prevailing interest rates have fluctuated significantly in the past and may fluctuate in the future. Such fluctuations and further interest rate increases could have an adverse effect on the liquidity and price of the notes.

We and our subsidiaries may incur additional indebtedness in the future; the limited covenants in the indenture for the notes do not restrict our or their ability to do so.

Neither we nor our subsidiaries are restricted from incurring additional indebtedness or other liabilities, including secured indebtedness or additional senior indebtedness, under the indenture pursuant to which we will issue the notes. If we or they incur additional indebtedness or liabilities, our ability to pay our obligations on the notes could be adversely affected. We expect to incur, from time to time, additional indebtedness and other liabilities.

In addition, there are no financial covenants in the indenture. You are not protected under the indenture in the event of a highly leveraged transaction, reorganization, a default under our existing indebtedness, restructuring, merger or similar transaction that may adversely affect you, except to the extent described under “Description of Notes — Mergers and Similar Transactions,” “Description of Notes — Events of Default” and “Description of Notes — Restrictive Covenant” included in this prospectus supplement and the accompanying prospectus.

Changes in our credit ratings may adversely affect your investment in the notes.

The credit ratings of our indebtedness are an assessment by rating agencies of our ability to pay our indebtedness when due. These ratings are not recommendations to purchase, hold or sell the notes, inasmuch as the ratings do not comment as to market price or suitability for a particular investor, are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. The ratings are based on current information furnished to the ratings agencies by us and information obtained by the ratings agencies from other sources. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant.

USE OF PROCEEDS

The net proceeds to us from the sale of notes will be approximately $393.0 million (after deducting estimated underwriting discounts and estimated offering expenses). We intend to use the net proceeds of this offering and available cash, if necessary, to redeem or repay $300 million aggregate principal amount of our outstanding 6.125% Senior Notes due 2023. Any remaining proceeds will be used for general corporate purposes.

CAPITALIZATION

The following table sets forth our consolidated capitalization as of December 31, 2022 on an actual basis and on an “as adjusted” basis reflecting the offering of the notes and the application of the estimated net proceeds of the offering specified in “Use of Proceeds.” This table should be read in conjunction with our consolidated financial statements included in the Form 10-K. See “Where You Can Find More Information” in this prospectus supplement.

	As of December 31, 2022
(In thousands, except share information)	Actual	As Adjusted
Debt
Assets sold under agreements to repurchase	$148,609	$148,609
Other short-term borrowings	365,000	365,000
Federal Home Loan Bank advances	389,282	389,282
6.125% Senior Notes due 2023	299,109	—
Junior subordinated deferrable interest debentures (related to trust preferred securities)	198,319	198,319
Other liabilities	916,946	916,946
Notes offered hereby	—	400,000 (1)

Total debt	$2,317,265	$2,418,156

Stockholders’ equity
Preferred stock ($25 liquidation value) — 30,000,000 shares authorized; 885,726 shares issued and outstanding	22,143	22,143
Common stock ($0.01 par value per share) — 170,000,000 shares authorized; 104,657,522 shares issued and 71,853,720 outstanding	1,047	1,047
Surplus	4,790,993	4,790,993
Retained earnings	3,834,348	3,834,348
Accumulated other comprehensive loss, net of tax	(2,524,928)	(2,524,928)
Treasury stock, at cost, 32,803,802 shares	(2,030,178)	(2,030,178)
Total stockholders’ equity	4,093,425	4,093,425

Total capitalization	$6,410,690	$6,511,581

(1)	This amount does not take into account debt issue costs, which will be recorded as an offset to the amount of the outstanding debt and amortized over the life of the debt.

DESCRIPTION OF THE NOTES

Because this is a summary, it does not contain all the information that may be important to you. The following description of specific terms of the notes is qualified in its entirety by reference to the provisions of the indenture pursuant to which the notes will be issued, including the definitions of certain terms contained therein and those terms made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). Capitalized and other terms not otherwise defined in this prospectus supplement shall have the meanings given to them in the indenture. The indenture is an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are part. Unless otherwise specified, for purposes of this section, the term “Popular, Inc.,” “we,” and “our” refer to Popular, Inc. and not to any of its subsidiaries.

Popular, Inc. will issue the notes under a senior indenture, dated as of February 15, 1995, as supplemented by the First Supplemental Indenture dated as of May 8, 1997 and as further supplemented by the Second Supplemental Indenture dated as of August 5, 1999, the Third Supplemental Indenture dated as of September 10, 2008, the Fourth Supplemental Indenture, dated as of September 25, 2008, the Fifth Supplemental Indenture, dated as of September 25, 2008, the Sixth Supplemental Indenture, dated as of March 15, 2010, the Seventh Supplemental Indenture, dated as of March 15, 2010, the Eighth Supplemental Indenture, dated as of July 1, 2014, the Ninth Supplemental Indenture, dated as of September 14, 2018, and as further supplemented by a supplemental indenture setting forth the terms of the notes, in each case between Popular, Inc., as issuer, and The Bank of New York Mellon, as trustee.

The notes will be issued in an initial aggregate principal amount of $400,000,000. The notes will not be guaranteed by any of Popular, Inc.’s subsidiaries. The notes will be issued only in registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will be Popular, Inc.’s unsecured senior obligations and, as such, will rank equally in right of payment with all its other existing and future unsecured senior indebtedness and senior in right of payment to all its existing and future subordinated indebtedness. As of December 31, 2022, Popular, Inc. does not have any debt outstanding at the holding company level that would rank equal in right of payment with the notes other than the $300 million outstanding principal amount of 6.125% Senior Notes due 2023 that Popular, Inc. intends to redeem or repay using the net proceeds of this offering and, if necessary, available cash. However, the notes will be structurally subordinated to the existing and future indebtedness and other liabilities and any preferred equity of Popular’s subsidiaries, which consisted of $63.0 billion of secured and unsecured indebtedness as of December 31, 2022. See “Capitalization” and “Risk Factors — Our access to funds from our subsidiaries may become limited, thereby restricting our ability to make payments on our obligations, including the notes” in this prospectus supplement.

General

The specific terms of the notes are set forth below:

•	Issuer: Popular, Inc.

•	Title: 7.25% Senior Notes due 2028

•	Initial principal amount being issued: $400,000,000

•	Stated maturity date: March 13, 2028

•	Interest rate: 7.25% per annum

•	Date interest starts accruing: March 13, 2023

•	Interest payment dates: March 13 and September 13 of each year

•	First interest payment date: September 13, 2023

•	Regular record dates for interest payments: The March 1 or September 1 (whether or not a business day) immediately preceding the applicable interest payment date.

•	Computation of interest: Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

•	Original issue date: March 13, 2023

•	Optional redemption: We may redeem the notes, in whole at any time or in part from time to time, prior to maturity, in each case at the redemption price described below under “— Optional Redemption.”

•	Form of notes: The notes will be in the form of one or more global notes that we will deposit with or on behalf of DTC.

•	Sinking fund: The notes will not be subject to any sinking fund.

•	Ranking: The notes will constitute a series of our unsecured senior debt securities.

Optional Redemption

Prior to February 13, 2028 (one month prior to their stated maturity date) (the “Par Call Date”), Popular, Inc. may redeem the notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 45 basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, Popular, Inc. may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by Popular, Inc.in accordance with the following two paragraphs.

The Treasury Rate shall be determined by Popular, Inc. after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, Popular, Inc. shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM or any successor designation or publication is no longer published, Popular, Inc. shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, Popular, Inc. shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, Popular, Inc. shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places. Popular, Inc.’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.

In the case of a partial redemption, selection of the notes for redemption will be made by lot. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC, the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.

Unless Popular, Inc. defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

Restrictive Covenant

The notes will have the benefit of the covenant in the indenture that limits the ability of Popular, Inc. to sell, and BPPR to issue, voting stock of BPPR, as described in the accompanying prospectus under “Description of Debt Securities We May Offer — Restrictive Covenants.” However, the restriction on the incurrence of indebtedness that is secured by a lien or other encumbrance on the voting stock of any material banking subsidiary, as described in the third and fourth paragraphs in the accompanying prospectus under “Description of Debt Securities We May Offer — Restrictive Covenants,” will not apply to the notes. As a result, such secured indebtedness may be incurred without the need to secure the notes on an equal or any other basis.

Mergers and Similar Transactions

Other than as described under “Description of Debt Securities We May Offer — Mergers and Similar Transactions” in the accompanying prospectus, the indenture does not contain any provisions that would limit the ability of Popular, Inc. or any of its subsidiaries to engage in a transaction involving a merger, consolidation, reorganization, sale of assets or stock or other transaction with any person, including any that involves a change of control.

Events of Default

Events that would constitute an “Event of Default” under the indenture are described in the accompanying prospectus under “Description of Debt Securities We May Offer — Events of Default — Senior Indentures,” except that (1) the event described in the fifth bullet of that section (acceleration following default on borrowed money debt in excess of $10,000,000) shall not constitute an “Event of Default” with respect to the notes and (2) the bankruptcy and other events described in the sixth bullet of that section shall constitute an “Event of Default” with respect to the notes only if they occur with respect to Popular, Inc. and not with respect to any material banking subsidiary.

Additional Amounts

Popular, Inc. will not withhold or deduct any present or future taxes, duties, assessments or governmental charges that are imposed or levied by or on behalf of Puerto Rico or by or with any district, municipality or other political subdivision of Puerto Rico from payments to holders of the notes unless the law requires Popular, Inc. to withhold or deduct these taxes, duties, assessments or governmental charges.

In the event that law requires Popular, Inc. to deduct or withhold any amounts in respect of these taxes, duties, assessments or governmental charges, Popular, Inc. will pay such additional amounts as shall be necessary in order that the net amounts received by the holders of the notes after such deduction or withholding shall equal the amount of principal, premium or interest that would have been receivable in the absence of such deduction or withholding, except that Popular, Inc. will not pay any additional amounts:

•

to a holder of a note where deduction or withholding is required because the holder has some connection with Puerto Rico or any political subdivision or taxing authority of Puerto Rico or any political subdivision other than the mere holding of and payment in respect of the note;

•

to a holder of a note when any deduction or withholding would not have been required but for the holder’s presentation for payment on a date more than 30 days after maturity or the date on which payment is duly provided for, whichever occurs later; or

•

to a holder when any deduction or withholding would not have been required but for the holder’s failure to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with Puerto Rico, or any political subdivision or taxing authority of Puerto Rico if law requires compliance as a precondition to exemption from deduction or withholding.

In addition, any amounts to be paid on the notes will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the United State Internal Revenue Code of 1986, as amended (the “US Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the US Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the US Code, and no additional amounts will be required to be paid on account of any such deduction or withholding.

Amendment and Waiver

Popular, Inc. and the trustee may enter into supplemental indentures to amend or supplement provisions of the indenture with the consent of a majority of holders of the notes and, in certain cases, without the consent of holders, as described under “Description of Debt Securities We May Offer — Modification and Waiver of the Indentures” in the accompanying prospectus.

Governing Law

The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

The Trustee

The indenture provides that the duties and responsibilities of the trustee will be as provided in the Trust Indenture Act. The indenture and the provisions of the Trust Indenture Act, incorporated by reference therein, contains limitations on the rights of the trustee thereunder should it become a creditor of ours, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest (as defined) following an event of default, it must eliminate such conflict or resign. In such an event, however, Popular, Inc. may be unable to appoint a successor trustee without significant delay or at all.

Book Entry; Delivery and Form

Popular, Inc. will initially issue the notes in the form of one more fully registered global notes. Each global note will be deposited with, or on behalf of, DTC and registered in the name of a nominee of DTC. You may hold your beneficial interest in a global note directly through either DTC, Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank SA/NV (“Euroclear”) if they are participants in these systems, or indirectly through organizations which are participants in these systems. Clearstream and Euroclear will hold interests on behalf of their participants though customers’ securities accounts in Clearstream and Euroclear’s names on the books of their respective depositaries, which in turn will hold interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

Owners of beneficial interests in a global note will receive definitive registered notes only in the following circumstances:

•	if DTC notifies Popular, Inc. that it is unwilling or unable to continue to act as a depositary and a successor depository is not appointed by us within 60 days;

•	if Popular, Inc. notifies the trustee that it will terminate the global security (subject to DTC’s procedures), or

•	if an event of default has occurred with regard to debt securities represented by a global debt security and has not been cured or waived.

Any definitive registered notes will be issued in fully registered form in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. To the extent permitted by law, Popular, Inc., the trustee and any paying agent shall be entitled to treat the person in whose name any definitive registered note is registered as the absolute owner thereof.

Payments on the Notes

Payments of any amounts owing in respect of a global note will be made through one or more paying agents appointed under the indenture to DTC, or its nominee, as the holder of the global note. Initially, the paying agent for the notes will be The Bank of New York Mellon. We may change the paying agent or registrar without prior notice to the holders of the notes, and we may act as paying agent or registrar.

Payments of principal or any premium owing in respect of definitive registered notes will be made at the maturity of each note in immediately available funds upon presentation of the note at the office of Popular, Inc. maintained for that purpose in the Borough of Manhattan, The City of New York, or at any other place as we may designate. Payment of interest due on definitive registered notes at maturity will be made to the person to whom payment of the principal of the note will be made. Payment of interest due on the definitive registered notes other than at maturity will be made at the corporate trust office of the trustee or, at our option, may be made by check mailed to the address of the person entitled to receive payment as the address appears in the security register.

None of Popular, Inc., the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of book-entry interests or for maintaining, supervising or reviewing any records relating to such book-entry interests or beneficial ownership interests.

Further Issuances

Popular, Inc. may from time to time, without notice to or the consent of the registered holders of the notes, create and issue further notes ranking equally and ratably with the notes in all respects (or in all respects except for the issue date and offering price and, if applicable, the first date from which interest accrues and the first interest payment date, provided that such further notes shall be fungible with the notes offered hereby for United States federal income tax purposes), so that such further notes shall be consolidated and form a single series with the notes and shall have the same terms as to status, redemption or otherwise as the notes.

Information Concerning DTC

For information concerning DTC, see “Description of Debt Securities We May Offer — Information Relating to DTC” in the accompanying prospectus.

CERTAIN TAX CONSIDERATIONS

General

The following discussion summarizes the material United States and Puerto Rico tax considerations relating to the purchase, ownership and disposition of the notes and constitutes the opinion of our tax counsel, Pietrantoni Méndez & Alvarez LLC.

This discussion is based on the tax laws of the United States and Puerto Rico as in effect on the date of this prospectus supplement, as well as regulations, administrative pronouncements and judicial decisions available on or before such date and now in effect. All of the foregoing are subject to different interpretations and are also subject to change, which change could apply retroactively and could affect the continued validity of this summary. The tax considerations described herein are not binding on the United States Internal Revenue Service (the “IRS”), the PR Treasury, any municipality or agency of Puerto Rico, or the courts. We will not seek a ruling from the IRS or the PR Treasury with respect to any matters discussed in this section, and we cannot assure you that the IRS or the PR Treasury will not challenge one or more of the tax consequences described below. Accordingly, there can be no assurance that the opinions set forth herein, if challenged, would be sustained.

This discussion deals only with notes held by a holder who purchases the notes upon initial issuance and holds them as capital assets within the meaning of Section 1221 of the US Code and Section 1034.01 of the Puerto Rico Internal Revenue Code of 2011, as amended (the “PR Code”) (i.e., generally property held for investment).

This discussion does not intend to describe all of the tax considerations that may be relevant to a particular investor in light of such investor’s particular circumstances and does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than the United States and Puerto Rico.

You should consult your own tax advisor as to the application to your particular situation of the tax considerations discussed below, as well as the application of any state, local, foreign or other tax.

United States Taxation

The following discussion summarizes the material United States tax considerations relating to the purchase, ownership and disposition of notes by U.S. Holders, as defined below, and corporations organized under the laws of Puerto Rico (“Puerto Rico corporations”) who purchase the notes upon initial issuance. This discussion does not intend to describe all of the tax considerations that may be relevant to a particular investor in light of that person’s particular circumstances and does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than the United States.

As used herein, the term “U.S. Holder” means a beneficial owner of notes that does not own, directly, indirectly, constructively or by attribution, 10% or more of the voting stock of Popular, Inc. and is, for United States federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for United States federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if a court within the United States (other than courts located in Puerto Rico) is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all substantial decisions of the trust or a trust that was in existence on August 10, 1996 and validly elected to be treated as a domestic trust.

The term “U.S. Holder” does not include individual Puerto Rico residents who are not citizens or residents of the United States nor does it include Puerto Rico corporations. As used herein, the term “Puerto Rico U.S. Holder” means an individual U.S. Holder who is a bona fide resident of Puerto Rico during the entire taxable year, within the meaning of Sections 933 and 937 of the US Code.

This discussion does not address all tax consequences that may be applicable to a U.S. Holder (including alternative minimum tax consequences, if any) that is a beneficial owner of notes, nor does it address the tax consequences to:

•	persons that are not U.S. Holders or Puerto Rico corporations;

•

persons to whom special treatment may be applied under United States federal income tax law, such as entities that are treated as partnerships for United States federal income tax purposes, “Subchapter S Corporations,” insurance companies, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, traders in securities that elect to mark to market and dealers in securities or currencies;

•	persons that will hold the notes as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for United States federal income tax purposes;

•	persons whose functional currency is not the United States dollar; or

•	persons that do not hold the notes as capital assets.

Taxation of Interest Paid or Accrued on the Notes

General

Under the current source of income rules of the US Code, the interest payments or accruals on the notes will generally be considered Puerto Rico source income if such interest is not treated as paid by a trade or business conducted by Popular, Inc. outside of Puerto Rico, including for these purposes within the United States.

Popular, Inc. believes that the interest payments on the notes will not be deemed to be paid by a trade or business outside Puerto Rico. Interest payments on the notes to be made by Popular, Inc. will generally be sourced in Puerto Rico for purposes of the US Code so long as Popular, Inc. continues to meet the above requirement. However, there can be no assurance that Popular, Inc. or any legal successor to Popular, Inc. will be able to meet such requirement during the time that the notes are outstanding. The remainder of this discussion assumes that all of the interest payments on the notes to be made by Popular, Inc. will be sourced in Puerto Rico for purposes of the US Code.

U.S. Holders other than Puerto Rico U.S. Holders

Interest paid or accrued on the notes to a U.S. Holder, other than a Puerto Rico U.S. Holder, will be includable in the income of such holder as foreign source income at the time such interest is accrued or received, in accordance with the holder’s regular method of tax accounting. Interest paid by Popular, Inc. on the notes is generally income from sources outside the United States for purposes of the rules regarding foreign tax credit allowable to a U.S. Holder and will generally be “passive” income for purposes of computing the foreign tax credit.

The notes may be issued with a de minimis amount of original issue discount (“OID”). As a general rule, a U.S. Holder is not required to include de minimis OID in income prior to the sale or maturity of the notes.

Puerto Rico U.S. Holders

Interest paid or accrued on the notes to a Puerto Rico U.S. Holder (1) will constitute gross income from sources within Puerto Rico, subject to the rules described above under “United States Taxation — Taxation of Interest

Paid or Accrued on the Notes — General,” (2) will not be includable in the Puerto Rico U.S. Holder’s gross income subject to United States federal income taxation and (3) will be exempt from United States federal income taxation, in each case unless such interest is effectively connected with the Puerto Rico U.S. Holder’s conduct of a trade or business within the United States. In addition, for United States federal income tax purposes, no deduction or credit will be allowed to the Puerto Rico U.S. Holder to the extent that such deduction or credit is allocable to or chargeable against amounts so excluded from the Puerto Rico U.S. Holder’s gross income subject to United States Federal income taxation.

Puerto Rico Corporations

In general and subject to the rules described above under “United States Taxation — Taxation of Interest Paid or Accrued on the Notes — General,” interest paid or accrued on the notes to a Puerto Rico corporation will not be subject to United States federal income tax if the interest is not effectively connected with a United States trade or business of the Puerto Rico corporation and the Puerto Rico corporation is not treated as a domestic corporation for purposes of the US Code. The US Code provides special rules for Puerto Rico corporations that are “controlled foreign corporations,” “personal holding companies” or “passive foreign investment companies.”

Taxation of Gain upon Sales, Exchanges, Redemptions, Retirements, or Other Taxable Dispositions of the Notes

General

The sale, exchange, redemption, retirement or other taxable disposition of a note generally will give rise to gain or loss equal to the difference between the amount realized on such disposition (other than amounts representing accrued and unpaid interest, which will be taxable as such) and the adjusted tax basis of the note in the hands of the holder. The adjusted tax basis in a note will be, in general, the cost of the note to the holder. The gain or loss required to be recognized on the disposition of a note will be considered capital gain or loss. Such capital gain or loss will be long-term capital gain or loss if, at the time of such sale, exchange, redemption, retirement or other taxable disposition, the note has been held by the holder for more than one year. Capital losses cannot be applied to offset ordinary income for United States federal income tax purposes, except in a few limited cases.

U.S. Holders other than Puerto Rico U.S. Holders

Any gain on the sale, exchange, redemption, retirement or other taxable disposition of the notes by a U.S. Holder, other than a Puerto Rico U.S. Holder, will generally be required to be recognized and will be subject to United States federal income tax. Any capital gain of non-corporate U.S. Holders that is recognized is generally taxed at preferential rates when the holder has a holding period greater than one year.

Puerto Rico U.S. Holders

In general, pursuant to Notice 89-40, issued by the IRS on March 27, 1989, the portion of the gain from the sale, exchange, redemption, retirement or other taxable disposition of the notes by a Puerto Rico U.S. Holder that constitutes capital gain (1) will constitute income from sources within Puerto Rico, (2) will qualify for the exclusion from the Puerto Rico U.S. Holder’s gross income subject to United States Federal income taxation pursuant to Section 933 of the US Code, and (3) will be exempt from United States federal income taxation, in each case unless such gain is effectively connected with the Puerto Rico U.S. Holder’s conduct of a trade or business within the United States. Also, no deduction or credit will be allowed that is allocable to or chargeable against amounts so excluded from the Puerto Rico U.S. Holder’s gross income subject to United States Federal income taxation.

Puerto Rico Corporations

In general, any gain derived by a Puerto Rico corporation from the sale, exchange, redemption, retirement or other taxable disposition of the notes (whether constituting ordinary income or capital gain) will not, in the hands of the Puerto Rico corporation, be subject to United States federal income tax if the gain is not effectively connected with a United States trade or business of the Puerto Rico corporation and the Puerto Rico corporation is not treated as a domestic corporation for purposes of the US Code. The US Code provides special rules for Puerto Rico corporations that are “controlled foreign corporations,” “personal holding companies” or “passive foreign investment companies.”

Medicare Tax

A U.S. Holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the U.S. Holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the U.S. Holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income generally includes its interest income and its net gains from the disposition of notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. Holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the notes.

Information with Respect to Foreign Financial Assets

Owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons, (ii) financial instruments and contracts that have non-United States issuers or counterparties, and (iii) interests in foreign entities. Holders are urged to consult their tax advisors regarding the application of this reporting requirement to their ownership of the notes.

Information Reporting and Backup Withholding

For non-corporate U.S. Holders, information reporting requirements on IRS Form 1099 generally will apply with respect to interest payments (except for interest payments paid to certain Puerto Rico U.S. Holders who provide documentation regarding their status as Puerto Rico U.S. Holders), and the payment of proceeds from the sale of the notes effected at a United States office of a broker.

Additionally, backup withholding may apply to payments in respect of the notes if: (i) a holder fails to provide an accurate taxpayer identification number; (ii) Popular, Inc. is notified by the IRS that the holder has failed to report all interest and dividends required to be shown on such holder’s United States federal income tax returns; or (iii) in certain circumstances, the holder fails to comply with applicable certification requirements.

Any amounts withheld under the backup withholding rules will be allowed as a credit against the U.S. Holder’s United States federal income tax liability and may be refunded, provided the required information is furnished to the IRS in a timely manner.

Estate and Gift Taxation

The transfer of the notes by inheritance or gift by an individual who was domiciled in Puerto Rico at the time of his or her death or at the time of the gift will not be subject to U.S. federal estate and gift tax if the individual was a citizen of the United States who acquired his or her citizenship solely by reason of birth or residence in Puerto Rico. Other individuals should consult their own tax advisors in order to determine the appropriate treatment for U.S. federal estate and gift tax purposes of the transfer of the notes by death or gift.

Puerto Rico Taxation

The following discussion does not intend to cover all aspects of Puerto Rico taxation that may be relevant to a purchaser of notes in light of the purchaser’s particular circumstances, or to purchasers subject to special rules of taxation, such as partnerships or entities that are treated as partnerships for Puerto Rico income tax purposes, “Pass-through entities”, “disregarded entities”, “Special Partnerships,” “Subchapter E Corporations” (Corporations of Individuals), life insurance companies, registered investment companies, tax exempt organizations, estates and trusts.

For purposes of the discussion below, a “Puerto Rico corporation” is a corporation organized under the laws of Puerto Rico and a “foreign corporation” is a corporation organized under the laws of a jurisdiction other than Puerto Rico. Corporations organized under the laws of the United States or any of the states of the United States are considered “foreign corporations” for Puerto Rico income tax purposes.

Taxation of Interest Paid or Accrued on the Notes

General

A holder of the notes using the accrual method of accounting to determine its taxable income will be required to recognize the interest income accrued on the notes in the holder’s taxable year in which such interest accrues. The subsequent receipt of payments of interest previously accrued shall not constitute taxable income when received by such accrual basis holder.

A holder of the notes using the cash basis method of accounting to determine its taxable income will be required to recognize the interest income on the notes in the holder’s taxable year in which such interest is actually or constructively received by the holder thereof.

The following discussion regarding the income taxation of interest on the notes received by individuals not residents of Puerto Rico (except United States citizens not residents of Puerto Rico) and foreign corporations not engaged in a trade or business in Puerto Rico assumes that interest will constitute income from sources within Puerto Rico. Generally, for Puerto Rico income tax purposes, the interest paid or accrued on indebtedness issued by a Puerto Rico corporation such as Popular, Inc. will constitute income from sources within Puerto Rico unless the corporation derived less than 20% of its gross income from sources within Puerto Rico for the three taxable years preceding the year of payment of the interest. Popular, Inc. has represented that it has derived more than 20% of its gross income from Puerto Rico sources on an annual basis since its incorporation in 1984 and expects to continue to derive in the future more than 20% of its gross income from Puerto Rico sources on an annual basis. However, there can be no assurance that Popular, Inc. or any legal successor to Popular, Inc. will be able to meet the Puerto Rico source of income requirements during the time that the notes are outstanding. The interest from bonds, notes or other interest bearing obligations received by a United States citizen not resident of Puerto Rico is deemed not to be from sources within Puerto Rico.

Individual Residents of Puerto Rico and Puerto Rico Corporations

Puerto Rico resident individuals and Puerto Rico corporations will be taxed in Puerto Rico on their interest income received or accrued on the notes at the regular income tax rates provided by the PR Code on ordinary income, which may be up to 31.35% in the case of individual residents and 37.5% in the case of Puerto Rico corporations.

Puerto Rico resident individuals and Puerto Rico corporations are subject to alternative minimum tax if their regular tax liability is less than the alternative minimum tax liability. In the case of Puerto Rico resident individuals, the alternative minimum tax rates range from 1% to 24% depending on the alternative minimum tax net income. In the case of Puerto Rico corporations, the alternative minimum tax is 30% on the alternative minimum tax net income, including interest income on the notes and long-term capital gains recognized on the disposition of the notes.

United States Citizens not Residents of Puerto Rico

U.S. citizens not residents of Puerto Rico are not subject to Puerto Rico income or withholding taxation on their interest income received or accrued on the notes.

Individuals not Citizens of the United States and not Residents of Puerto Rico

Individuals not citizens of the United States and not residents of Puerto Rico and who are not engaged in a trade or business in Puerto Rico are not subject to Puerto Rico income tax or withholding on the interest income received on the notes, provided such holders, individually, do not own, directly or indirectly, 50% or more of the value of all issued and outstanding shares of stock of Popular, Inc.

Foreign Corporations

The income taxation of interest income received or accrued on the notes by a foreign corporation will depend upon whether or not the corporation is engaged in a trade or business in Puerto Rico.

A foreign corporation that is not engaged in a trade or business in Puerto Rico is not subject to Puerto Rico income or withholding taxation on its interest income received on the notes, provided such foreign corporation does not own, directly or indirectly, 50% or more of the value of all issued and outstanding shares of stock of Popular, Inc. and provided Popular, Inc. does not own, directly or indirectly, 50% or more of the value of all issued and outstanding shares of stock of such foreign corporation.

A foreign corporation that is engaged in a trade or business in Puerto Rico will be subject to Puerto Rico corporate income tax on the interest income received or accrued on the notes at the regular income tax rates provided by the PR Code on ordinary income, which may be up to 37.5%, in the same manner and terms applicable to Puerto Rico corporations. Foreign corporations engaged in trade or business in Puerto Rico are subject to alternative minimum tax on their Puerto Rico source or effectively connected income in the same manner as Puerto Rico corporations if their regular tax liability is less than the alternative minimum tax liability.

In general, foreign corporations that are engaged in a trade or business in Puerto Rico are also subject to a 10% branch profit tax when the Puerto Rico source or effectively connected income is deemed to have been repatriated outside Puerto Rico.

Taxation of Gain upon Sales, Exchanges, Redemptions, Retirements or Other Taxable Dispositions of Notes

General

The sale, exchange, redemption, retirement or other taxable disposition of a note prior to maturity generally will give rise to gain or loss equal to the difference between the amount realized on such disposition and the adjusted tax basis of the note in the hands of the holder. The tax basis in a note will be, in general, the cost of the note to the holder. The gain required to be recognized on the disposition of the notes will be considered ordinary income up to the amount of interest accrued on the notes to the date of disposition to the extent such interest has not been previously recognized as income while the holder was the owner of the notes, with the excess being recognized as a capital gain or loss if the notes are held as a capital asset by the holder. Any such capital gain or loss will be a long-term capital gain or loss if the holder’s holding period of the notes exceeds one year. Capital losses cannot be applied to offset ordinary income for Puerto Rico income tax purposes, except in a few limited cases.

Individual Residents of Puerto Rico and Puerto Rico Corporations

Any gain on the sale, exchange, redemption, retirement or other taxable disposition of the notes by an individual resident of Puerto Rico or a Puerto Rico corporation will generally be required to be recognized as gross income and will be subject to income tax at the regular income tax rates provided by the PR Code on ordinary income, which may be up to 31.35% in the case of individual residents and 37.5% in the case of Puerto Rico corporations. However, to the extent such gain constitutes a long term capital gain, it will be eligible to be taxed in Puerto Rico at a maximum 15% tax rate in the case of Puerto Rico resident individuals or at a 20% tax rate in the case of Puerto Rico corporations.

Any such capital gain recognized by Puerto Rico resident individuals and Puerto Rico corporations will be subject to alternative minimum tax. See “Puerto Rico Taxation — Taxation of Interest Paid or Accrued on the Notes — Individual Residents of Puerto Rico and Puerto Rico Corporations.”

United States Citizens not Residents of Puerto Rico

A United States citizen who is not a resident of Puerto Rico will not be subject to Puerto Rico income tax on either: (i) such part of the gain that represents interest; nor (ii) such part of the gain that represents gain on the sale, exchange, redemption, retirement or other taxable disposition of the notes that constitutes capital gain.

Individuals not Citizens of the United States and not Residents of Puerto Rico

An individual who is not a citizen of the United States and who is not a resident of Puerto Rico will be subject to the rules described above under “— United States Citizens not Residents of Puerto Rico.” However, the part of the gain that represents interest and constitutes ordinary income should not be subject to Puerto Rico income or withholding taxation, provided such holder, individually, does not own, directly or indirectly, 50% or more of the value of all issued and outstanding shares of stock of Popular, Inc.

Foreign Corporations

A holder which is a foreign corporation that is not engaged in a trade or business in Puerto Rico will generally not be subject to Puerto Rico income tax on any capital gain realized on the sale, exchange, redemption, retirement or other taxable disposition of the notes. The part of the gain realized on the sale, exchange, redemption, retirement or other taxable disposition of the notes by a foreign corporation not engaged in a trade or business in Puerto Rico that represents ordinary income based on the interest accrued on the notes as of the date of the sale, exchange, redemption, retirement or other taxable disposition should not be subject to Puerto Rico income or withholding taxation provided such foreign corporation, individually, does not own, directly or indirectly, 50% or more of the value of all the issued and outstanding shares of stock of Popular, Inc. and provided Popular, Inc. does not own directly or indirectly 50% or more of the value of such holder’s stock.

A holder which is a foreign corporation that is engaged in a trade or business in Puerto Rico will generally not be subject to Puerto Rico corporate income tax on any part of the gain realized on the sale, exchange, redemption, retirement or other taxable disposition of the notes that constitutes capital gain unless the gain is deemed to be effectively connected with a trade or business of such holder in Puerto Rico. The part of the gain that does not constitute capital gain since it is based on the interest accrued on the notes as of the date of the sale, exchange, redemption, retirement or other taxable disposition will be taxable as ordinary income. Foreign corporations engaged in trade or business in Puerto Rico are subject to alternative minimum tax on their Puerto Rico source or effectively connected income in the same manner as Puerto Rico corporations if their regular tax liability is less than the alternative minimum tax liability.

In general, a holder of the notes which is a foreign corporation that is engaged in a trade or business in Puerto Rico will also be subject to a 10% branch profits tax when the Puerto Rico source or effectively connected income is deemed to have been repatriated outside Puerto Rico.

Estate and Gift Taxation

Puerto Rico does not impose gift or estate taxes. Therefore, the transfer of the notes by gift or inheritance by any individual holder of the notes will not be subject to Puerto Rico gift or inheritance tax.

Municipal License Taxation

Individuals and corporations that are not engaged in a trade or business in Puerto Rico will not be subject to municipal license tax on interest paid on the notes or on any gain realized on the sale or exchange of the notes.

Individuals, residents or nonresidents, and corporations, Puerto Rico or foreign, that are engaged in a trade or business in Puerto Rico will generally be subject to municipal license tax on interest income paid or accrued on the notes and on the gain realized on the sale or exchange of the notes if the interest or gain are attributable to that trade or business. The municipal license tax is imposed on the volume of business of the taxpayer, and the tax rates range from a maximum of 1.5% for financial businesses to a maximum of 0.5% for other businesses.

Property Taxation

The notes will not be subject to Puerto Rico property tax.

CERTAIN BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “Plans”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the Code.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts (“IRAs”), Keogh plans and any other plans that are subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).

The acquisition of the notes by a Plan with respect to which we, the underwriters or any of our or their affiliates may be or become parties in interest or disqualified persons may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the notes are acquired pursuant to an applicable exemption. The U.S. Department of Labor has issued several prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the notes. These exemptions include PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption (the “service provider exemption”) for the purchase and sale of the notes, provided that neither the issuer of the notes nor any of its affiliates has or exercises any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Any purchaser or holder of the notes or any interest therein will be deemed to have represented by its purchase and holding of the notes that it either (1) is not a Plan or a Non-ERISA Arrangement and is not purchasing or holding the notes on behalf of or with the assets of any Plan or Non-ERISA Arrangement or (2) the purchase of the notes will not result in a non-exempt prohibited transaction or a similar violation under any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the notes on behalf of or with the assets of any Plan or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers and holders of the notes have exclusive responsibility for ensuring that their purchase or holding of the notes does not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any of the notes to a Plan or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement or that such investment is appropriate for such Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement. Neither this discussion nor anything in this prospectus supplement is or is intended to be investment advice directed at any potential purchaser or holder that is a Plan or Non-ERISA Arrangement, or at such purchasers or holders generally, and such purchasers and holders should consult and rely on their counsel and advisors as to whether an investment in the notes is suitable and consistent with ERISA, the Code and any Similar Laws, as applicable.

UNDERWRITING (CONFLICT OF INTEREST)

Popular, Inc. and the underwriters for the offering named below, for whom BofA Securities, Inc., Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC are acting as representatives, have entered into an underwriting agreement with respect to the notes. Subject to certain conditions, each underwriter has severally, and not jointly, agreed to purchase, and we have agreed to sell to each underwriter the amount of notes indicated in the following table.

Underwriters	Principal Amount of Notes
BofA Securities, Inc.	$106,667,000
Goldman Sachs & Co. LLC	$106,667,000
Morgan Stanley & Co. LLC	$106,666,000
Popular Securities, LLC	$40,000,000
Barclays Capital Inc.	$5,000,000
Deutsche Bank Securities Inc.	$5,000,000
Hovde Group, LLC	$5,000,000
Keefe, Bruyette & Woods, Inc.	$5,000,000
Piper Sandler & Co.	$5,000,000
PNC Capital Markets LLC	$5,000,000
RBC Capital Markets, LLC	$5,000,000
UBS Securities LLC	$5,000,000

Total	$400,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

Notes sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a price that represents a concession not in excess of 0.600% of the principal amount of the notes. The underwriters may allow, and these dealers may re-allow, a concession of not more than 0.300% of the principal amount of the notes to other dealers. After the notes are released for sale, the underwriters may change the offering price and the other selling terms. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The notes are a new issue of securities with no established trading market. We do not intend to list the notes on any national securities exchange or have the notes quoted on any automated dealer quotation system. We have been advised by the underwriters that the underwriters intend to make a market in the notes after the completion of this offering but are not obligated to do so and may discontinue market making at any time without notice to or the consent of existing noteholders. No assurance can be given as to the development, maintenance or liquidity of any trading market for the notes.

In connection with this offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in this offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while this offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

We expect that delivery of the notes will be made against payment thereof on or about the closing date of this offering specified on the cover page, which is 3 business days following the date of pricing of the notes (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade their notes prior to the second business day before the closing of this offering will be required, by virtue of the fact that the notes initially will settle in T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade their notes prior to the second business day before the closing of this offering should consult their own advisor.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time without notice. These transactions may be effected in the over-the-counter market or otherwise.

Popular, Inc. has agreed that it will not offer or sell any debt securities issued or guaranteed by it having a tenor of more than one year to and including the settlement date of the notes without the prior written consent of the representative.

We estimate that our share of the total expenses of this offering, excluding the underwriting discount, will be approximately $1.5 million.

Conflict of Interest

Popular Securities, LLC, a wholly owned subsidiary of Popular, Inc. and a broker-dealer registered with the Financial Industry Regulatory Authority, or FINRA, will participate in the distribution of securities in connection with this offering. Therefore, Popular Securities, LLC will have a “conflict of interest” as defined by FINRA Rule 5121. Accordingly, this offering will be conducted in compliance with Rule 5121. Because the notes are “investment grade rated”, as defined in Rule 5121, a qualified independent underwriter will not be necessary for this offering.

No underwriter having a Rule 5121 conflict of interest will confirm sales to any account over which the underwriter exercises discretionary authority without the specific written approval of the accountholder.

Other Relationships

The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.

From time to time, in the ordinary course of their business, certain of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings with us or our affiliates, for which they have received and may continue to receive customary fees and commissions for these transactions.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge and certain others of those underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Popular, Inc. has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments they are required to make in respect thereof.

Notice to Prospective Investors in Canada

The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

The notes may not be offered, sold or otherwise made available to any retail investor in the EEA. For the purposes of this provision:

the expression “retail investor” means a person who is one (or more) of the following:

i.	a retail client as defined in point (11) of Article 4(1) of MiFID II; or

ii.	a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

iii.	not a qualified investor as defined in the Prospectus Regulation;

and

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes.

Notice to Prospective Investors in the United Kingdom

The notes may not be offered, sold or otherwise made available to any retail investor in the UK. For the purposes of this provision:

the expression “retail investor” means a person who is one (or more) of the following:

i.	a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; or

ii.

a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or

iii.	not a qualified investor as defined in Article 2 of the UK Prospectus Regulation;

and

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Hong Kong

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (“Securities and Futures Ordinance”) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance; and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance and any rules made thereunder.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Act No. 25 of 1948, as amended) (the “Financial Instruments and Exchange Law”). The notes may not be offered or sold, directly or indirectly, in Japan or to or for the account or benefit of any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the account or benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”) by the Monetary Authority of Singapore, and the offer of the notes in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.

It is a condition of the offer that where the notes are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:

(a) a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(b) a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor, the shares, debentures and units of shares and debentures of that corporation, and the beneficiaries’ rights and interest (howsoever described) in that trust, shall not be transferred within 6 months after that corporation or that trust has subscribed for or acquired the notes except:

(1)

to an Institutional Investor, or an Accredited Investor or other Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);

(2)	where no consideration is or will be given for the transfer;

(3)	where the transfer is by operation of law;

(4)	pursuant to Section 276(7) of the SFA; or

(5)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

VALIDITY OF THE NOTES

The validity of the notes offered hereby and certain other matters relating to this offering will be passed upon for us by Sullivan & Cromwell LLP, New York, New York, and with respect to matters of Puerto Rico law, by José R. Coleman Tió, Popular, Inc.’s Executive Vice President and Chief Legal Officer. Sidley Austin LLP, New York, New York, will act as counsel to the underwriters in connection with this offering. As of March 8, 2023, Mr. Coleman directly or indirectly owned approximately 10,657 shares of Popular, Inc. common stock pursuant to Popular, Inc.’s employee stock ownership plan and otherwise.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Report of Management on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Senior Debt Securities Subordinated Debt Securities Preferred Stock Common Stock Warrants Purchase Contracts Depositary Shares Units of Popular, Inc.	Senior Debt Securities Subordinated Debt Securities of Popular North America, Inc. Fully and unconditionally guaranteed as described herein by Popular, Inc.

Popular, Inc. from time to time may offer to sell senior or subordinated debt securities, preferred stock, either separately or represented by depositary shares, common stock, warrants and purchase contracts, as well as units that include any of these securities or securities of other entities. The debt securities, preferred stock, warrants and purchase contracts may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of Popular, Inc. or debt or equity securities of one or more other entities. Popular Inc.’s common stock is listed on the NASDAQ Global Select Market and trades under the ticker symbol “BPOP.”

Popular North America, Inc. from time to time may offer to sell senior or subordinated debt securities. Any senior or subordinated debt securities offered by Popular North America, Inc. will be fully and unconditionally guaranteed as described herein by Popular, Inc.

These securities may be offered and sold to or through one or more underwriters, dealers and agents, including Popular Securities LLC, a broker-dealer subsidiary of Popular, Inc., or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered and the specific manner in which they may be offered will be described in a supplement to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in these securities involves risks. See “Item 1A — Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020 and our current and periodic reports filed pursuant to the Securities and Exchange Act of 1934 that are incorporated by reference herein.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

These securities are not deposits or savings accounts but are unsecured obligations of Popular, Inc. or Popular North America, Inc. and may involve investment risks, including possible loss of principal. These securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Prospectus dated June 21, 2021

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” using a shelf registration or continuous offering process. Under this shelf registration or continuous offering process, we may sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus gives you a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us and may also include, if applicable, a discussion of material Puerto Rico and United States federal income tax considerations and considerations under the Employee Retirement Income Security Act of 1974, as amended, which we refer to as “ERISA.” A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s web site or at the SEC’s public reference room described under “Where You Can Find More Information.”

When you acquire any securities discussed in this prospectus, you should rely only on the information provided in this prospectus and in the applicable prospectus supplement, including the information incorporated by reference herein and therein. Reference to a prospectus supplement means the prospectus supplement describing the specific terms of the securities you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified. Neither we nor any underwriters or agents whom we may from time to time retain, have authorized anyone to provide you with different information. We are not offering the securities in any jurisdiction where the offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is truthful or complete at any date other than the date mentioned on the cover page of these documents.

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, we may sell the securities directly or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers. In addition, selling security holders may sell the securities on terms described in the applicable prospectus supplement.

Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, which we refer to as the “Securities Act.”

Unless the context requires otherwise, references in this prospectus to the “Company,” “Popular,” “Popular, Inc.,” “we,” “us” or “our” refer to Popular, Inc. and its subsidiaries.

Unless otherwise stated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars, or “$.”

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of Popular, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(1)	Annual Report on Form 10-K for the fiscal year ended December 31, 2020;

(2)	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021;

(3)	Current Reports on Form 8-K filed on February 26, 2021, April 12, 2021, May 3, 2021, May 6, 2021 and May 10, 2021; and

(4)	Registration Statements filed pursuant to Section 12 of the Exchange Act and any amendments or reports filed for the purpose of updating such description.

All documents filed by the Company under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus and before (1) the completion of the offering of the securities described in this prospectus and (2) the date any broker-dealer subsidiaries stop offering securities pursuant to the prospectus shall be incorporated by reference in this prospectus from the date of filing of such documents.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from Corporate Communications, Popular, Inc., P.O. Box 362708, San Juan, Puerto Rico 00936-2708, by calling (787) 765-9800 or at http://www.popular.com.

NOTE REGARDING FORWARD-LOOKING STATEMENTS AND CERTAIN RISKS

This prospectus contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 about Popular, Inc., including, without limitation, statements about Popular’s business, financial condition, results of operations, plans, objectives and future performance. These statements are not guarantees of future performance, are based on management’s current expectations and, by their nature, involve risks, uncertainties, estimates and assumptions. Potential factors, some of which are beyond the

Corporation’s control, could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. Risks and uncertainties include without limitation the effect of competitive and economic factors, and our reaction to those factors, the adequacy of the allowance for loan losses, delinquency trends, market risk and the impact of interest rate changes, capital markets conditions, capital adequacy and liquidity, and the effect of legal and regulatory proceedings and new accounting standards on the Corporation’s financial condition and results of operations. All statements contained herein that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “continues,” “expect,” “estimate,” “intend,” “project” and similar expressions and future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as well as variations or negatives of these words, are generally intended to identify forward-looking statements. You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes to differ materially from current expectations.

Forward-looking statements are not guarantees of future performance and our actual results could differ materially from the results discussed in the forward-looking statements we make. Various factors, some of which are beyond Popular’s control, could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. In particular, you should consider the risks described in the “Risk Factors” section and the “Note Regarding Forward-Looking Statements and Certain Risks” section of our most recent Annual Report on Form 10-K and in subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus, and the risk factors contained in any applicable prospectus supplement or free writing prospectus. See “Where You Can Find More Information.”

As a result of these and other factors, we may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. The forward-looking statements contained in this prospectus reflect our views as of the date hereof. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

POPULAR, INC.

Popular is a diversified, publicly-owned financial holding company, registered under the Bank Holding Company Act of 1956, as amended (the “BHC Act”), and subject to supervision and regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Headquartered in San Juan, Puerto Rico, Popular offers financial services in Puerto Rico, the mainland United States and the U.S. and British Virgin Islands. Popular was incorporated in 1984 under the laws of the Commonwealth of Puerto Rico and is the largest financial institution based in Puerto Rico, with consolidated assets of $66.9 billion, total deposits of $58.7 billion and stockholders’ equity of $5.9 billion at March 31, 2021. Popular also owns, as of March 31, 2021 approximately a 16.15% interest in EVERTEC, Inc., which provides transaction processing services in the Caribbean and Latin America, including servicing many of Popular’s system infrastructures and transaction processing businesses, and a 15.84% interest in Centro Financiero BHD León, S.A, a diversified financial services institution operating in the Dominican Republic. At December 31, 2020, we ranked among the top 50 U.S bank holding companies by assets. Our executive offices are located at 209 Muñoz Rivera Avenue, Hato Rey, Puerto Rico 00918, and our telephone number is (787) 765-9800.

POPULAR NORTH AMERICA, INC.

Popular North America, Inc. (“PNA” or “Popular North America”) functions as the holding company for our operations in the mainland United States. PNA, a wholly-owned subsidiary of Popular, was organized in 1991 under the laws of the State of Delaware and is a registered bank holding company under the BHC Act. As of March 31, 2021, PNA had one principal subsidiary, Popular Bank (“PB”), a full-service commercial bank incorporated in the State of New York. The banking operations of PB in the United States mainland are based in New York, New Jersey and Florida. Popular North America, Inc.’s principal executive offices are located at 209 Muñoz Rivera Avenue, San Juan, Puerto Rico 00918, and its telephone number is (787) 765-9800.

RISK FACTORS

Before investing in any securities offered thereby, you should consider carefully each of the risk factors set forth under “Risk Factors” in our most recently filed Annual Report on Form 10-K and our current and periodic reports filed pursuant to the Securities and Exchange Act of 1934 that are incorporated by reference into this prospectus. See “Where You Can Find More Information” in this prospectus.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

Information About Our Debt Securities

Two different issuers may offer debt securities using this prospectus: Popular, Inc. and Popular North America, Inc. In this section, we use “we” when referring to the issuers collectively and “the issuer” when referring to the particular company that issues a particular debt security or series of debt securities.

As required by U.S. federal law for all debt securities of companies that are publicly offered, the debt securities issued under this prospectus are governed by documents called indentures. The indentures are contracts between us and a trustee. The Bank of New York Mellon, currently acts as trustee under each of the indentures. The trustee has two main roles:

•

First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described below under “— Default and Remedies”; and

•	Second, the trustee performs administrative duties for us, such as sending you interest payments, transferring your debt security to a new buyer if you sell and sending you notices.

The indentures permit us to issue different series of debt securities from time to time. We may issue debt securities in such amounts, at such times and on such terms as we wish. The debt securities will differ from one another in their terms.

Popular, Inc. may issue senior debt securities under an indenture dated as of February 15, 1995, as supplemented by the First Supplemental Indenture dated as of May 8, 1997 and as further supplemented by the Second Supplemental Indenture dated as of August 5, 1999, the Third Supplemental Indenture dated as of September 10, 2008, the Fourth Supplemental Indenture, dated as of September 25, 2008, the Fifth Supplemental Indenture, dated as of September 25, 2008, the Sixth Supplemental Indenture, dated as of March 15, 2010, the Seventh Supplemental Indenture, dated as of March 15, 2010, the Eighth Supplemental Indenture, dated as of July 1, 2014 and the Ninth Supplemental Indenture, dated as of September 14, 2018, in each case between Popular, Inc. and the trustee. Popular, Inc. may issue subordinated debt securities under an indenture dated as of November 30, 1995 between Popular, Inc. and the trustee. Popular North America, Inc. may issue senior debt securities under an indenture dated as of October 1, 1991, as supplemented by the First Supplemental Indenture dated as of February 28, 1995, the Second Supplemental Indenture dated as of May 8, 1997 and the Third Supplemental Indenture dated as of August 5, 1999, in each case among Popular, Inc., as guarantor, Popular North America, Inc., as issuer, and the trustee. If Popular North America, Inc. issues subordinated debt securities, it will enter into an appropriate indenture with a trustee. The indentures and the debt securities are governed by New York law.

The indentures mentioned in the previous paragraph are referred to collectively as the indentures. The debt securities issued under the indentures referred to in the previous paragraph are referred to collectively as the debt securities. The senior debt securities of Popular, Inc. and Popular North America, Inc. are referred to collectively as the senior debt securities and the subordinated debt securities of Popular, Inc. and Popular North America, Inc. are referred to collectively as the subordinated debt securities. A copy or form of each indenture is filed as an exhibit to the registration statement relating to the debt securities.

Unless otherwise indicated in the applicable prospectus supplement, the covenants contained in the indentures and the debt securities will not afford holders of the debt securities protection in the event of a recapitalization, restructuring or other highly leveraged transaction.

This section summarizes the material terms that will apply generally to a series of debt securities. Each particular debt security will have financial and other terms specific to it, and the specific terms of each debt security will be described in a prospectus supplement attached to the front of this prospectus. Those terms may vary from the terms described here. As you read this section, therefore, please remember that the specific terms of your debt security as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. The statements we make in this section may not apply to your debt security.

Amounts That We May Issue

The indentures do not limit the aggregate amount of debt securities that we may issue, nor do they limit the aggregate amount of any particular series. The indentures and the debt securities do not limit our ability to incur other indebtedness or to issue other securities. This means that we may issue additional debt securities and other securities at any time without your consent and without notifying you. Also, we are not subject to financial or similar restrictions by the terms of the debt securities, except as described under “— Restrictive Covenants” below.

How the Debt Securities Rank Against Other Debt

Unless otherwise specified in the prospectus supplement, the debt securities will not be secured by any property or assets of the issuers (or any guarantor). Thus, by owning a debt security, you are one of the unsecured creditors of the issuer (and any guarantor) of your debt security. The senior debt securities will not be subordinated to any of our other debt obligations. This means that in a bankruptcy or liquidation proceeding against the issuer, the senior debt securities would rank equally in right of payment with all other unsecured and unsubordinated indebtedness of the issuer. The subordinated debt securities may be subordinated to any of our other debt obligations as described in “— Special Terms Relating to the Subordinated Debt Securities” below.

This Section Is Only a Summary

The indentures and their associated documents, including your debt security, contain the full legal text of the matters described in this section and your prospectus supplement.

Because this section and your prospectus supplement provide only a summary, they do not describe every aspect of the indentures and your debt security. This summary is subject to and qualified in its entirety by reference to all the provisions of the indentures, including definitions of certain terms used in the indentures. For example, in this section and your prospectus supplement, we use terms that have been given special meaning in the indentures. In this section, however, we describe the meaning for only the more important of those terms.

Features Common to All Debt Securities

Stated Maturity and Maturity

The day on which the principal amount of your debt security is scheduled to become due and payable is called the stated maturity of the principal and is specified in your prospectus supplement. The principal may become due sooner, by reason of redemption or acceleration after a default. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the maturity of the principal.

We also use the terms “stated maturity” and “maturity” to refer to the dates when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Currency of Debt Securities

Amounts that become due and payable on your debt security will be payable in a currency, composite currency or basket of currencies specified in your prospectus supplement.

We call this currency, composite currency or basket of currencies a specified currency. The specified currency for your debt security will be U.S. dollars unless your prospectus supplement states otherwise. A specified currency may include the euro. Some debt securities may have different specified currencies for principal and interest.

You will have to pay for your debt securities by delivering the requisite amount of the specified currency for the principal to the dealer or dealers that we name in your prospectus supplement, unless other arrangements have been made between you and us or between you and that dealer or dealers. We will make payments on your debt securities in the specified currency, except as otherwise described in your prospectus supplement.

Types of Debt Securities

We may issue the following types of debt securities:

•

Fixed Rate Debt Securities. A debt security of this type will bear interest at a fixed rate described in the applicable prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are instead issued at a price lower than the principal amount.

•

Floating Rate Debt Securities. A debt security of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If your debt security is a floating rate debt security, the formula and any adjustments that apply to the interest rate will be described in your prospectus supplement.

•

Indexed Debt Securities. A debt security of this type provides that the principal amount payable at its maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to one or more currencies, commodities or stocks, including baskets of stocks and stock indices, or to any other index described in the applicable prospectus supplement. If you are a holder of an indexed debt security, you may receive a principal amount at maturity that is greater than or less than the face amount of your debt security depending upon the value of the applicable index at maturity. That value may fluctuate over time. Some indexed debt securities may also be exchangeable, at the option of the holder or the applicable issuer, into stock of an issuer other than the issuer of the indexed debt securities. If you purchase an indexed debt security, your prospectus supplement will include information about the relevant index and about how amounts that are to become payable will be determined by reference to that index. If you purchase a security exchangeable into stock of an issuer other than the issuer of the indexed debt securities, your prospectus supplement will include information about the issuer and may also tell you where additional information about the issuer is available.

A fixed rate debt security, a floating rate debt security or an indexed debt security may be an original issue discount debt security. A debt security of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. A debt security issued at a discount to its principal may, for United States federal and Puerto Rico income tax purposes, be considered an original issue discount debt security, regardless of the amount payable upon redemption or acceleration of maturity.

Information in your Prospectus Supplement

Your prospectus supplement will describe one or more of the following terms of your debt security:

•	the issuer of the series of debt securities;

•	the title of the series of debt securities;

•	the stated maturity;

•	whether your debt security is a senior or subordinated debt security;

•	the specified currency or currencies for principal and interest, if not U.S. dollars;

•	the price at which we originally issue your debt security, expressed as a percentage of the principal amount, and the original issue date;

•	whether your debt security is a fixed rate debt security, a floating rate debt security or an indexed debt security, and also whether it is an original issue discount debt security;

•	if your debt security is a fixed rate debt security, the rate at which your debt security will bear interest, if any, the regular record dates and the interest payment dates;

•

if your debt security is a floating rate debt security, the interest rate basis; any applicable index, currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; the interest reset, determination, calculation and payment dates; and the calculation agent;

•	if your debt security is an original issue discount debt security, the yield to maturity;

•

if your debt security is an indexed debt security, the principal amount the issuer will pay you at maturity, the amount of interest, if any, the issuer will pay you on an interest payment date or the formula the issuer will use to calculate these amounts, if any, and whether your debt security will be exchangeable for or payable in stock of an issuer other than the issuer of the indexed debt security or other property;

•

whether your debt security may be redeemed or repaid by the issuer at our or the holder’s option before the stated maturity and, if so, other relevant terms such as the redemption or repayment commencement date, specific redemption or repayment date(s), redemption or repayment period(s) and redemption or repayment price(s), all of which we describe under “— Redemption and Repayment” below;

•	whether we will issue or make available your debt security in non-book-entry form;

•	the denominations in which securities will be issued (if other than integral multiples of U.S. $1,000); and

•	any other terms of your debt security that are consistent with the provisions of the indentures.

If you purchase your note in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which Popular Securities LLC or another of our affiliates resells a note that it has previously acquired from another holder. A market-making transaction in a particular note occurs after the original issuance and sale of the note.

Legal Ownership of Securities

Please note that in this prospectus, the term “holders” means those who own securities registered in their own names on the books that we or the trustee maintain for this purpose and not those who own beneficial interests in securities registered in “street name” or in securities issued in book-entry form through The Depository Trust Company.

We refer to those who have securities registered in their own names, on the books that we or the trustee maintain for this purpose, as the holders of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form, which we refer to as book-entry securities, or in street name will be indirect owners.

Book-Entry Owners

Securities represented by one or more global securities are registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Under the indentures, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for book-entry securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants make these payments under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in global securities will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as debt securities are issued in global form, investors will be indirect owners, and not holders, of the securities. More information regarding the depositary, participants and indirect owners is described below under “— Special Considerations for Global Debt Securities — Information Relating to DTC.”

Street Name Owners

We may terminate a global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holder’s consent, if ever required;

•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters

Legal Holders

Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to the holders of securities. We do not have obligations to investors who hold beneficial interests in street name, in global securities or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we issue the securities only in global form.

For example, once we make payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose — e.g., to amend the indentures or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture — we would seek the approval only from the holders, and not the indirect owners, of the securities. Whether and how the holders contact the indirect owners is up to the holders.

What is a Global Debt Security?

We may issue each debt security only in book-entry form. Each debt security issued in book-entry form will be represented by a global debt security that we will deposit with and register in the name of a financial institution, or its nominee, that we select. The financial institution that we select for this purpose is called the depositary. Unless we say otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.

A global debt security may represent one or any other number of individual debt securities. Generally, all debt securities represented by the same global debt security will have the same terms. We may, however, issue a global debt security that represents multiple debt securities that have different terms and are issued at different times. We call this kind of global debt security a master global debt security.

A global debt security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “— Special Considerations for Global Debt Securities — Special Situations When a Global Debt Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global debt security, and investors will be permitted to own only beneficial interests in a global debt security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose debt security is represented by a global debt security will not be a legal holder of the debt security, but only an indirect owner of a beneficial interest in the global debt security.

If the prospectus supplement for a particular debt security indicates that the debt security will be issued in “global form only,” then the debt security will be represented by a global debt security at all times unless and until the global debt security is terminated under one of the special situations described below under “— Special Considerations for Global Debt Securities — Special Situations When a Global Debt Security Will Be Terminated.” The global debt security may be a master global debt security, although your prospectus supplement will not indicate whether it is a master global debt security.

Special Considerations for Global Debt Securities

As an indirect owner, an investor’s rights relating to a global debt security will be governed by the account rules of the investor’s financial institution or any intermediary of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a legal holder of debt securities and instead deal only with the depositary, or its nominee, that holds the global debt security.

If debt securities are issued only in the form of a global debt security, an investor should be aware of the following:

•

An investor cannot cause the debt securities registered in his or her own name and cannot get non-global certificates for his or her interest in the debt securities, except in the special situations we describe below;

•

An investor will be an indirect owner and must look to his or her own bank or broker for payment deliveries on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under “— Legal Ownership of Securities” above;

•	An investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•

An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to the investor’s interest in a global debt security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global debt security. We and the trustee also do not supervise the depositary in any way;

•

The depositary may require that those who purchase and sell interests in a global debt security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•

Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global debt securities, may also have their own policies affecting payments, notices and other matters relating to the debt securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Information Relating to DTC

DTC will act as securities depository for the book-entry securities. The book-entry securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully registered global debt security will be issued for each issue of book-entry securities, each in the aggregate principal amount of that issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one global debt security will be issued with respect to each $500 million of principal amount and an additional global debt security will be issued with respect to any remaining principal amount of that issue.

DTC has informed us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the post-trade settlement among DTC participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between DTC participants’ accounts. This eliminates the need for physical movement of securities certificates. DTC participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through DTC participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual acquirer of each security is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchase. They are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant through which they entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, all securities deposited with DTC are registered in the name of the DTC’s partnership nominee, Cede & Co, or such other name as may be requested by DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee of DTC do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. DTC’s participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC, as the registered holder of the securities. If less than all of the securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the securities unless authorized by a direct participant in accordance with DTC’s procedures.

Under its usual procedures, DTC mails an omnibus proxy to the relevant agent or depositary as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Distribution payments on the securities will be made by the issuer, or the issuer’s relevant payment agent or the depositary for depositary shares, to Cede & Co., or such other nominee as requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding information from the issuer or the relevant payment agent or depositary, on the relevant payment date in accordance with their respective holdings shown on DTC’s records. Payments by DTC participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities registered in “street name,” and will be the responsibility of such participants and not of DTC, the relevant payment agent or depositary for depository shares or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to Cede & Co. (or such other nominee as requested by an authorized representative of DTC) is the responsibility of the relevant payment agent or depositary for depository shares, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursements of such payments to the beneficial owners are the responsibility of direct and indirect participants.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. We do not have any responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

Special Situations When a Global Debt Security Will Be Terminated

In a few special situations described below, a global debt security will be terminated and interests in it will be exchanged for certificates in non-global form representing the debt securities it represented. After that exchange, the choice of whether to hold the debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global debt security transferred on termination to their own names, so that they will be legal holders. We have described the rights of holders and street name investors above under “— Legal Ownership of Securities.”

The special situations for termination of a global debt security are:

•

when the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global debt security and we do not appoint another institution to act as depositary within 60 days;

•	when we notify the trustee that we wish to terminate that global debt security; or

•

when an event of default has occurred with regard to debt securities represented by that global debt security and has not been cured or waived; we discuss defaults below under “— Default and Remedies.”

When a global debt security is terminated, only the depositary, and not we or the trustee, is responsible for deciding the names of the institutions in whose names the debt securities represented by the global debt security will be registered and, therefore, who will be the holders of those debt securities.

Notices

Notices to be given to holders of a global note will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of notes not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

IN THE REMAINDER OF THIS DESCRIPTION “YOU” MEANS DIRECT HOLDERS AND NOT BOOK ENTRY, STREET NAME OR OTHER INDIRECT OWNERS OF DEBT SECURITIES.

Form, Exchange, Registration and Transfer

Debt securities may be issued:

•	only in fully registered form; and

•	without interest coupons.

Holders may exchange or transfer their certificated debt securities at the office of the trustee. We will initially appoint the trustee to act as our agent for registering debt securities in the names of holders and transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also perform transfers.

Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.

If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If any debt securities are redeemable and we redeem less than all those debt securities, we may prohibit the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

If a debt security is issued as a global debt security, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection because it will be the sole holder of the debt security.

Payment and Paying Agent

The issuer will only be required to make payment of the principal on a debt security if you surrender the debt security to the paying agent for that debt security. The issuer will only be required to make payment of principal and interest at the office of the paying agent, except that at its option, it may pay interest by mailing a check to the holder. Unless we indicate otherwise in the applicable prospectus supplement, the issuer will pay interest to the person who is the holder at the close of business on the record date for that interest payment, even if that person no longer owns the debt security on the interest payment date.

We will specify in the applicable prospectus supplement the regular record date relating to an interest payment date for any fixed rate debt security and for any floating rate debt security.

Payment When Offices Are Closed

If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments postponed to the next business day in this situation will be treated under the indentures as if they were made on the original due date. Postponement of this kind will not result in a default under any debt security or indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day unless the applicable prospectus supplement specifies otherwise. Unless otherwise specified in the applicable prospectus supplement, a “business day” is a day in which commercial banks settle payments and are open for general business other than a Saturday, a Sunday, a legal holiday, or any other day on which banking institutions in Puerto Rico, Wilmington, Delaware or New York, New York, as applicable, are authorized or required by law, regulation or executive order to remain closed or are customarily closed.

Paying Agent

We will specify the paying agent for payments with respect to debt securities of each series of debt securities in the applicable prospectus supplement. We may at any time designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we must maintain a paying agent in each place of payment for each series of debt securities.

Unclaimed Payments

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to the issuer (or any guarantor) for payment and not to the trustee, any other paying agent or anyone else.

Prescription

Under New York’s statute of limitations, any legal action to enforce Popular’s payment obligations evidenced by the debt securities must be commenced within six years after payment is due. Thereafter Popular’s payment obligations will generally become unenforceable.

Redemption and Repayment

Unless otherwise indicated in your prospectus supplement, your debt security will not be entitled to the benefit of any sinking fund — that is, we will not deposit money on a regular basis into any separate custodial account to repay your debt securities. In addition, except as described below, we will not be entitled to redeem your debt security before its stated maturity unless your prospectus supplement specifies a redemption commencement date. You will not be entitled to require us to buy your debt security from you, before its stated maturity, unless your prospectus supplement specifies one or more repayment dates.

If your prospectus supplement specifies a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which will be expressed as a percentage of the principal amount of your debt security. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities will apply.

If your prospectus supplement specifies a redemption commencement date, your debt security will be redeemable at our option at any time on or after that date. If we redeem your debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your debt security is redeemed.

If your prospectus supplement specifies a repayment date, your debt security will be repayable at your option on the specified repayment date at the specified repayment price, together with interest accrued to the repayment date.

In the event that we exercise an option to redeem any debt security, we will give to the trustee and the holder written notice of the principal amount of the debt security to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date. Notice of this redemption will be mailed to holders at the address that appears on the register of the redeemed debt securities.

If a debt security represented by a global debt security is repayable at the holder’s option, the depositary or its nominee, as the holder, will be the only person that can exercise the rights to repayment. Any indirect owners who own beneficial interests in the global debt security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

Street name and other indirect owners should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

If the option of the holder to elect repayment as described above is deemed to be a “tender offer” within the meaning of Rule 14e-1 under the Securities Exchange Act of 1934, we will comply with Rule 14e-1 as then in effect to the extent applicable.

We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

A change in law, regulation or interpretation could oblige Popular, Inc. to pay the additional amounts that are discussed below under “— Taxation by the Commonwealth of Puerto Rico.” If this happens, we will have the option of redeeming or repaying an entire series of the debt securities at our discretion after giving between 30 and 60 days’ notice to the holders at a redemption price of 100% of the principal amount of the notes with the accrued interest to the redemption date, or another redemption price specified in the applicable prospectus supplement.

Mergers and Similar Transactions

Each issuer is generally permitted to merge or consolidate with another entity. Each issuer is also permitted to sell its assets substantially as an entirety to another firm. An issuer may not take any of these actions, however, unless all the following conditions are met:

•	If the successor firm in the transaction is not the applicable issuer, the successor firm must expressly assume that issuer’s obligations under the debt securities, the guarantees and the indentures.

•

Immediately after the transaction, no default under the indentures or debt securities of that issuer has occurred and is continuing. For this purpose, “default under the indentures or debt securities” means an event of default or any event that would be an event of default if the requirements for giving us default notice and for the issuer’s default having to continue for a specific period of time were disregarded. We describe these matters below under “— Default and Remedies.”

These conditions will apply only if an issuer wishes to merge, consolidate or sell its assets substantially as an entirety. An issuer will not need to satisfy these conditions if it enters into other types of transactions, including any transaction in which it acquires the stock or assets of another firm, any transaction that involves a change of control of it but in which it does not merge or consolidate and any asset sale that does not constitute a sale of its assets substantially as an entirety.

The meaning of the phrase “substantially as an entirety” as used above will be interpreted in connection with the facts and circumstances of the subject transaction and is subject to judicial interpretation. Accordingly, in certain circumstances, there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of the assets of the issuer substantially as an entirety.

Restrictive Covenants

In the senior indentures, Popular, Inc. promises not to sell, transfer or otherwise dispose of any voting stock of Banco Popular de Puerto Rico (“BPPR”) or permit BPPR to issue, sell or otherwise dispose of any of its voting stock, unless, after giving effect to the transaction, BPPR remains a controlled subsidiary (as defined below), except as provided above under “— Mergers and Similar Transactions.”

In addition, Popular, Inc. may not permit BPPR to:

•	merge or consolidate, unless the survivor is a controlled subsidiary, or

•	convey or transfer its properties and assets substantially as an entirety, except to a controlled subsidiary.

The senior indentures define “voting stock” as the stock of the class or classes having general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of a corporation. Stock that may vote only if an event occurs that is beyond the control of its holders is not considered voting stock under the senior indentures, whether or not the event has happened. “Controlled subsidiary” means any corporation of which an issuer owns more than 80% of the outstanding voting stock.

Popular, Inc. also promises in the senior indentures not to, nor to permit any material banking subsidiary to, create, incur or permit to exist any indebtedness for borrowed money secured by a lien or other encumbrance on the voting stock of any material banking subsidiary unless Popular, Inc.’s senior debt securities, Popular, Inc.’s Guarantees of Popular North America, Inc.’s senior debt securities and, at Popular, Inc.’s discretion, any other indebtedness with a right of payment equal to Popular, Inc.’s senior debt securities and Popular, Inc.’s guarantees of Popular North America, Inc.’s senior debt securities are secured on an equal basis. “Material banking subsidiary” means any controlled subsidiary chartered as a banking corporation under federal, state or Puerto Rico law that is a significant subsidiary of Popular, Inc. as defined in Rule 1-02 of Regulation S-X of the SEC. As of the date of this prospectus, BPPR and, through PNA, PB are the only material banking subsidiaries of Popular, Inc.

However, liens imposed to secure taxes, assessments or governmental charges or levies are not restricted, so long as they are:

•	not then due or delinquent;

•	being contested in good faith;

•	less than $10,000,000 in amount;

•	the result of any litigation or legal proceeding which is currently being contested in good faith or which involves claims of less than $10,000,000; or

•	deposits to secure surety, stay, appeal or customs bonds.

The subordinated indentures do not contain similar restrictions.

Default and Remedies

Every year each issuer is required to send the trustee for its debt securities a report on its performance of its obligations under the senior indentures and the subordinated indentures and on any default. You will have special rights if an event of default with respect to your senior debt security occurs and is not cured, as described in this subsection.

Events of Default

Senior Indentures. With respect to your senior debt security, the term “event of default” means any of the following:

•	The issuer does not pay the principal or any premium, if any, on any senior debt security of that issuer on its due date;

•	The issuer does not pay interest on any senior debt security of that issuer within 30 days after its due date;

•	The issuer does not deposit a sinking fund payment with regard to any senior debt security of that issuer on its due date, but only if the payment is required in the applicable prospectus supplement;

•

The issuer remains in breach of its covenants described above under “— Restrictive Covenants,” or any other covenant it makes in the senior indentures for the benefit of the debt securities of that issuer, for 60 days after it receives a notice of default stating that it is in breach. However, the breach of a covenant that the senior indentures expressly impose only on a different series of senior debt securities than the series of which your senior debt security is a part will not be an event of default with respect to your senior debt security;

•

The issuer, the guarantor (when other than the issuer) or any material banking subsidiary of the issuer defaults under borrowed money debt (see below) totaling in excess of $10,000,000, its obligation to repay that debt is accelerated by our lenders and its repayment obligation remains accelerated, unless the debt is paid, the default is cured or waived or the acceleration is rescinded within 30 days after it receives a notice of default;

•

The issuer, the guarantor (when other than the issuer) or any material banking subsidiary of the issuer files for bankruptcy, or other events of bankruptcy, insolvency or reorganization relating to an issuer, the guarantor (when other than the issuer) or material banking subsidiary of the issuer; or

•	If your prospectus supplement states that any additional event of default applies to your senior debt security, that event of default occurs.

However, a notice of default as described in the fourth and fifth bullet points above must be sent by the trustee or the holders of at least 25% of the principal amount of senior debt securities of the series for those events to be events of default.

“Borrowed money debt” means any of the issuer’s indebtedness for borrowed money or the indebtedness of a material banking subsidiary of the issuer, other than the series of which your senior debt security is a part.

The trustee shall give notice of any default, but notice of a default with respect to a covenant as described in the fourth bullet point above will not be given until at least 30 days after it occurs.

Subordinated Indentures. With respect to your subordinated debt security, the term “event of default” means that a filing for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to the issuer occurs. The subordinated indentures do not provide for any right of acceleration of the payment of principal upon a default in the payment of principal, premium or interest or in the performance of any covenant or agreement on a series of subordinated debt securities or on the subordinated indentures.

Remedies If an Event of Default Occurs

Under certain circumstances, the holders of not less than a majority in principal amount of the debt securities of any series may waive a default for all the debt securities of that series. If this happens, the default will be treated as if it had not occurred.

Senior Indentures. If an event of default on the senior debt securities of any series has occurred and has not been cured or waived, the trustee or the holders of at least 25% in principal amount of the outstanding senior debt securities of that series may declare the entire principal amount of the senior debt securities of that series to be due immediately.

This situation is called an “acceleration of the maturity” of the senior debt securities. If the maturity of any senior debt securities of any series is accelerated, the holders of a majority in principal amount of the senior debt securities of that series affected by the acceleration may cancel the acceleration for all of those senior debt securities if the issuer has paid all amounts due with respect to those securities, other than amounts due because of the acceleration of the maturity, and all events of default, other than nonpayment of their accelerated principal, have been cured or waived.

Subordinated Indentures. If an event of default on the subordinated debt securities of any series has occurred and has not been cured or waived, the trustee or the holders of at least 25% in principal amount of the outstanding subordinated debt securities of that series may declare the entire principal amount of that series of subordinated debt securities to be due immediately. This situation is called an acceleration of the maturity of those subordinated debt securities. If the maturity of any subordinated debt securities of any series is accelerated, the holders of at least a majority in principal amount of the subordinated debt securities of that series affected by the acceleration may cancel the acceleration for all the affected subordinated debt securities.

Trustee’s Indemnity

If an event of default on any series of debt securities occurs, the trustee for those securities will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Except as described in the prior paragraph, the trustee is not required to take any action under any of the indentures at the request of any holders unless the holders of that series offer the trustee reasonable protection from expenses and liability. This is called an “indemnity.” If reasonable indemnity is provided, the holders of a majority in principal amount of all of the outstanding debt securities of that series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders of that series may also direct the trustee in performing any other action under the indenture with respect to the debt securities of that series.

Before you can bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to your debt securities, the following must occur:

•	You must give the trustee written notice that an event of default has occurred, and the event of default must not have been cured or waived;

•

The holders of not less than 25% in principal amount of all debt securities of that series must make a written request that the trustee take action because of the default, and they or you must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

•	The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity; and

•

During those 60 days, the holders of a majority in principal amount of the debt securities of that series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the debt securities of that series.

You are, however, entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date.

Book-entry, street name and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity.

Modification and Waiver of the Indentures

There are three types of changes we can make to the indentures and the debt securities.

Changes Requiring Your Approval

First, there are changes that cannot be made without the approval of each holder of a debt security affected by the change. Here is a list of this type of change:

•	change the stated maturity for any principal or interest on a debt security;

•

reduce the principal amount, the amount of principal of an original issue discount security payable on acceleration of the maturity after a default, the interest rate or the redemption price of a debt security;

•	change the currency of any payment on a debt security;

•	change the place of payment on a debt security;

•	impair a holder’s right to sue for payment of any amount due on its debt security;

•	reduce the percentage in principal amount of the debt securities of any series of debt securities, the approval of whose holders is needed to change the indentures;

•

reduce the percentage in principal amount of the debt securities of any series, the consent of whose holders is needed to modify or amend the indenture or waive an issuer’s compliance with the indenture or to waive defaults;

•	modify the subordination provision of the subordinated indentures, unless the change would not adversely affect the interests of the holders of that series of debt securities; and

•

in the case of Popular North America’s indentures, modify the terms and conditions of the guarantor’s obligations regarding the due and punctual payment of principal or any premium, interest, additional amounts we describe below under “— Taxation by the Commonwealth of Puerto Rico” or sinking fund payment.

Changes Not Requiring Approval

The second type of change does not require any approval by holders of debt securities. This type is limited to clarifications and changes that would not adversely affect the interests of the holders of the debt securities in any material respect, nor do we need your consent to make changes that affect only other debt securities to be issued after the changes take effect.

We may also make changes or obtain waivers that do not adversely affect a particular debt security, even if they affect other debt securities or series of debt securities. In those cases, we do not need to obtain the approval of the holder of that debt security; we need only obtain any required approvals from the holders of the affected debt securities or other debt securities.

Changes Requiring Majority Approval

Any other changes to the indentures and the debt securities would require the following approval:

•	If the change affects only one series of debt securities, it must be approved by the holders of at least a majority in principal amount of that series.

•

If the change affects more than one series of debt securities, it must be approved by the holders of at least a majority in principal amount of each series of the particular issuer’s debt securities affected by the change.

In each case, the required approval may be given by written consent.

The approval of at least a majority in principal amount of the debt securities of each affected series of an issuer would be required for the issuer to obtain a waiver of any of its covenants in the indentures. The covenants include the promises about merging and putting liens on the issuer’s interests, which we describe above under “— Mergers and Similar Transactions” and “— Restrictive Covenants.” If the required holders approve a waiver of a covenant, we will not have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular debt security, or in the indenture as it affects that debt security, that we cannot change without the approval of the holder of that debt security as described above in “— Changes Requiring Your Approval,” unless that holder approves the waiver.

Book-entry, street name and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indentures or the debt securities or request a waiver.

Further Details Concerning Voting

When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:

•

For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of those debt securities were accelerated to that date because of a default.

•

For debt securities whose principal amount is not known, for example, because it is based on an index, we will use a special rule for that debt security determined by our board of directors or described in the prospectus supplement.

•	For debt securities denominated in one or more foreign currencies or composite currencies, we will use the U.S. dollar equivalent.

Debt securities will not be considered outstanding, and therefore will not be eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption.

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture.

Taxation by the Commonwealth of Puerto Rico

We will not withhold or deduct any present or future taxes, duties, assessments or governmental charges that are imposed or levied by or on behalf of Puerto Rico or by or with any district, municipality or other political subdivision of Puerto Rico from payments to holders of the debt securities and all payments made under the guarantees unless the law requires us to withhold or deduct these taxes, duties, assessments or governmental charges.

In the event that law requires the issuer to deduct or withhold any amounts in respect of these taxes, duties, assessments or governmental charges, the issuer will pay additional amounts of principal, premium and interest (after deduction of these taxes, duties, assessments or governmental charges) to the holders of the debt securities so that the amounts paid to the holders of the debt securities will not be less than the amounts which we would otherwise have paid in respect to the debt securities in the absence of deductions or withholding, which we refer to as additional amounts, except that we will not pay any additional amounts:

•

to a holder of a debt security or an interest in or rights in a debt security where deduction or withholding is required because the holder has some connection with Puerto Rico or any political subdivision or taxing authority of Puerto Rico or any political subdivision other than the mere holding of and payment in respect of the debt security;

•

to a holder of a debt security when any deduction or withholding would not have been required but for the holder’s presentation for payment on a date more than 30 days after maturity or the date on which payment is duly provided for, whichever occurs later; or

•

to a holder when any deduction or withholding would not have been required but for the holder’s failure to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with Puerto Rico, or any political subdivision or taxing authority of Puerto Rico if law requires compliance as a precondition to exemption from deduction or withholding.

Special Terms Relating to the Subordinated Debt Securities

Unless otherwise indicated in the applicable prospectus supplement, the following provisions apply to the subordinated debt securities and Popular, Inc.’s guarantees of the subordinated debt securities of Popular North America.

The right of a holder of subordinated debt securities to payment from any distribution of an issuer’s assets resulting from any dissolution, winding up, liquidation, bankruptcy or reorganization of the issuer are subordinated to the prior right to payment in full of all of that issuer’s senior indebtedness (as defined below). The issuer’s obligation to make payments on the subordinated debt securities will not otherwise be affected. No payment on the issuer’s subordinated debt securities may be made during a default on any senior indebtedness of the issuer. Because the subordinated debt securities are subordinated in right of payment to any senior indebtedness of the issuer, in the event of a distribution of assets upon insolvency, some of the issuer’s creditors may recover more, ratably, than holders of subordinated debt securities of the issuer.

In addition, any amounts of cash, property or securities available after satisfaction of the rights to payment of senior indebtedness will be applied first to pay for the full payment of the issuer’s other financial obligations (as defined below) before any payment will be made to holders of the subordinated debt securities. If the maturity of any subordinated debt securities is accelerated, all senior indebtedness of the issuer would have to be repaid before any payment could be made to holders of the issuer’s subordinated debt securities. Because of this subordination, if an issuer becomes insolvent, its creditors who are holders of subordinated debt securities may recover ratably less than holders of its senior indebtedness.

“Senior indebtedness” of an issuer means an issuer’s indebtedness for money borrowed, except indebtedness that by its terms is not superior in right of payment to the subordinated debt securities.

“Other financial obligations” of an issuer are defined in the subordinated indenture of that issuer to mean obligations of that issuer to make payment pursuant to the terms of financial instruments, such as:

•	securities contracts and foreign currency exchange contracts,

•	derivative instruments or

•	similar financial instruments.

Other financial obligations shall not include:

•	obligations on account of an issuer’s senior indebtedness and

•	obligations on account of indebtedness for money borrowed ranking equally in their priority of claim to payment with or subordinate to the claim of subordinated debt securities.

Popular, Inc.’s Guarantee

Popular, Inc. will guarantee punctual payment on the Popular North America, Inc. senior debt securities, when and as payments are due and payable. Popular, Inc.’s guarantee is absolute and unconditional, without regard for any circumstance that might otherwise constitute a legal or equitable discharge of a surety or guarantor. A guarantee executed by Popular, Inc. will evidence the guarantee and will appear on each Popular North America senior debt security. Holders of the Popular North America senior debt securities may proceed directly against Popular, Inc. in the event of default under the Popular North America senior debt securities without first proceeding against Popular North America, Inc. The guarantees will rank equally in right of payment with all other unsecured and unsubordinated obligations of Popular, Inc.

Popular, Inc. will guarantee the punctual payment of rights of payment under the Popular North America subordinated debt securities on a subordinated basis and otherwise on the same terms as the Popular North America senior debt securities.

DESCRIPTION OF CAPITAL STOCK

Capital Stock

Our authorized capital stock consists of 170,000,000 shares of common stock, par value $0.01 per share, and 30,000,000 shares of preferred stock, without par value. The preferred stock is issuable in one or more series, with such terms, and at such times and for such consideration as our Board of Directors determines. As of March 31, 2021, there were 104,529,277 shares of common stock issued and 84,379,180 shares of common stock outstanding and 885,726 shares of preferred stock issued and outstanding. The preferred stock has an aggregate liquidation of approximately $22 million. Shares of our common stock are traded on the NASDAQ Global Select Market under the symbol “BPOP.” Shares of our 6.375% Non-Cumulative Monthly Income Preferred Stock, 2003, Series A are not publicly traded. On February 24, 2020, we redeemed all the outstanding shares of the 8.25% Non-Cumulative Monthly Income Preferred Stock, Series B.

The following description summarizes the material provisions of our common stock. It does not purport to be complete and is subject in all respects to the applicable provisions of the Puerto Rico General Corporations Act, our Restated Certificate of Incorporation (the “Certificate”), or the Certificates of Designation describing each series of preferred stock.

Common Stock

Subject to the rights of holders of any preferred stock outstanding, holders of our common stock are entitled to receive ratably such dividends, if any, as our Board of Directors may in its discretion declare out of legally available funds.

The holders of our common stock are entitled to one vote per share on all matters brought before the stockholders. The holders of our common stock do not have the right to cumulate their shares of our common stock in the election of directors.

In the event of our liquidation, holders of our common stock will be entitled to receive pro rata any assets distributable to stockholders with respect to the shares held by them, after payment of liabilities and such preferential amounts as may be required to be paid to the holders of our outstanding series of preferred stock and any preferred stock we hereafter issue.

The Certificate provides that the members of our Board of Directors will be divided into three classes as nearly equal as possible until our existing classified Board of Directors structure is fully phased out beginning with our 2023 annual meeting of stockholders. At the 2021 annual meeting of stockholders, one-third of the members of our Board of Directors was elected for a term expiring at the 2022 annual meeting of stockholders. At the 2022 annual meeting of stockholders, two-thirds of the members of our Board of Directors will be elected for a term expiring at the 2023 annual meeting of stockholders, and thereafter all directors will be elected annually. Therefore, control of our Board of Directors cannot be changed until our 2022 annual meeting of stockholders, where a majority of the members of our Board of Directors will be up for election.

The Certificate provides that a director, or the entire Board of Directors, may be removed by the stockholders only for cause. The Certificate also provides that the affirmative vote of the holders of at least two-thirds of the combined voting power of the outstanding capital stock entitled to vote generally for the election of directors is required to remove a director or the entire Board of Directors from office for cause. The Certificate may be amended only by the affirmative vote of the holders of a majority of the total number of our outstanding shares of common stock (the minimum vote standard required by the Puerto Rico General Corporations Act).

Certain of the provisions contained in the Certificate have the effect of making it more difficult to change our Board of Directors, and may make our Board of Directors less responsive to stockholder control. These provisions also may tend to discourage attempts by third parties to acquire us because of the additional time and expense involved and a greater possibility of failure, and, as a result, may adversely affect the price that a potential purchaser would be willing to pay for our capital stock, thereby reducing the amount a stockholder might realize in, for example, a tender offer for our capital stock.

Pursuant to the Certificate, holders of our common stock are entitled to preferential rights to subscribe for newly issued shares of our common stock on a pro rata basis unless, in approving the issuance of our common stock, or any transaction resulting in the issuance of any of our common stock, our Board of Directors unanimously resolves otherwise. The stockholders have no preference to subscribe therefor in the event of new issues of shares of stock which may be authorized pursuant to any dividend reinvestment and stock purchase plan or which may be authorized in order to exchange such new shares of stock for property which our Board of Directors may consider convenient or necessary for us to acquire, nor shall the stockholders have any right of preference therefor in the event of new issues of stock in payment of services rendered to us, or of shares of stock to be issued for sale to officers or employees, on the basis of options, as an incentive either to commence or to continue rendering services to us. There are no redemption or call provisions applicable to shares of our common stock.

The outstanding shares of our common stock are, and shares of our common stock offered hereby upon their due issuance, delivery and the receipt of payment therefor will be, validly issued, fully paid and nonassessable.

The Registrar and Transfer Agent for our common stock is Banco Popular de Puerto Rico.

Preferred Stock

Our Board of Directors is authorized to provide for the issuance of shares of preferred stock in one or more series, with such voting powers, full or limited but not to exceed one vote per share, or without voting powers, and with such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be expressed in the resolution or resolutions providing for the issuance thereof to be adopted by our Board of Directors, except as otherwise provided in the Certificate or any amendment thereto.

The issuance of shares of preferred stock could make it more difficult and more expensive for another person or entity to obtain control of us in a merger, tender offer, proxy fight or similar transaction. The ability of our Board of Directors to issue shares of preferred stock in such a situation could have the effect of discouraging a potential acquiror and may have an adverse effect on stockholders wishing to participate in a merger, tender offer or proxy fight. Our management is not aware of any person or entity currently seeking control of us.

We have one outstanding series of preferred stock, which is described below.

Title of Series	Number of Shares Outstanding	Annual Dividend Rate(1)	Liquidation Preference Per Share(2)	Accumulation of Dividends	Date First Redeemable(3)	Conversion or Exchange Rights	General Voting Rights(4)
6.375% Non-Cumulative Monthly Income Preferred Stock, 2003 Series A (the “6.375% Preferred Stock”)	885,726	6.375%	$25	Non-cumulative	March 31, 2008	None	No

(1)	Based on a percentage of the applicable liquidation preference per share.
(2)	See “Liquidation Rights” below for additional information.
(3)	See “Redemption” below for additional information.
(4)	See “Voting Rights” below for additional information.

Dividend Rights and Limitations

The holders of the shares of the 6.375% Preferred Stock are entitled to receive noncumulative cash dividends when, as and if declared by the Board of Directors, at its annual dividend rate, payable monthly. The holders of shares of the 6.375% Preferred Stock are entitled to receive such dividends prior to any payment of dividends or distribution of assets to holders of the common stock and to any other class of capital stock ranking junior to the 6.375% Preferred Stock with respect to the payment of dividends. As of December 31, 2020, the aggregate amount of monthly dividends on the 6.375% Preferred Stock was $1.4 million.

With respect to the 8.25% Non-Cumulative Monthly Income Preferred Stock, Series B, which were fully redeemed on February 24, 2020, $0.35 million of aggregate monthly dividends on such shares had been paid as of December 31, 2020.

Liquidation Rights

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of the 6.375% Preferred Stock are entitled to receive out of the remaining assets an amount in cash equal to their liquidation preference per share plus accrued and unpaid dividends thereon (limited to the then current monthly dividend period in the case of the two series that are non-cumulative) to date of the distribution. This distribution must be made before any payment may be made to the holders of our common stock or any other securities ranking junior to the 6.375% Preferred Stock as to the distribution of assets upon liquidation. No distribution of this type or payment on account of our liquidation, dissolution or winding up may be made to the holders of the shares of any class or series of stock ranking on a parity with the 6.375% Preferred Stock as to the distribution of assets upon liquidation, unless the holders of the 6.375% Preferred Stock receive like amounts ratably in accordance with the full distributive amounts which they and the holders of parity stock are respectively entitled to receive upon this preferential distribution.

After the payment to the holders of the 6.375% Preferred Stock of the full preferential amounts provided for above, the holders of such shares will have no right or claim to any of the remaining assets.

Redemption

The 6.375% Preferred Stock is subject to redemption in whole or in part at a redemption price equal to $25.

Optional redemption of the 6.375% Preferred Stock by Popular is subject to the prior approval of the Federal Reserve.

There is no mandatory redemption or sinking fund obligation with respect to the 6.375% Preferred Stock.

Voting Rights

The holders of shares of the 6.375% Preferred Stock are not entitled to any voting rights except (1) if we do not pay dividends in full on such series for 18 monthly dividend periods, whether or not consecutive, (2) as required by law or (3) in connection with any changes of the terms or rights of the 6.375% Preferred Stock.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement.

VALIDITY OF THE SECURITIES

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of the securities may be passed upon for us by our Executive Vice President and Chief Legal Officer, or by Sullivan & Cromwell LLP, New York, New York or such other counsel as may be named in the applicable prospectus supplement and for any underwriters or agents by counsel named in the applicable prospectus supplement. As of June 21, 2021, Mr. Javier D. Ferrer, our Executive Vice President and Chief Legal Officer, owned directly or indirectly approximately 54,378 shares of Popular, Inc. common stock pursuant to Popular, Inc.’s employee stock ownership plan and otherwise.

EXPERTS

The financial statements and management’s assessment of the effectiveness of the internal control over financial reporting (which is included in Report of Management on Internal Controls over Financial Reporting) incorporated in this Prospectus by reference to Popular, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.